UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material under §240.14a-12

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AEL™

Notice of Annual Shareholder Meeting & Proxy Statement

2023

2023 Proxy Statement	Table of Contents

> We are successfully executing against our AEL 2.0 strategy to become the leading customer-focused annuity provider with best-in-class capabilities across the insurance value chain. Leveraging our talented employee base and top-tier network of partners, AEL is securing financial dignity for policyholders while delivering significant value for shareholders and all stakeholders.

Anant Bhalla,
Chief Executive Officer

2023 Proxy Statement	Table of Contents

Our Notice and Proxy Statement
We are providing this notice and proxy statement, dated April 28, 2023, to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors for the annual meeting of shareholders to be held on June 8, 2023 (Annual Shareholder Meeting), at the time and place shown in the Notice of Annual Meeting of Shareholders, and at any adjournment. For directions to the Annual Shareholder Meeting site, you may contact us at our toll-free number: 1-888-221-1234 ext. 3763.
We will bear all expenses in connection with this solicitation. Proxies may be solicited by the Board of Directors or management personally, telephonically or electronically.
In this proxy statement, "we," "our," "us," and their derivative forms, and the "Company," refer to American Equity Investment Life Holding Company.

Notice of Annual Meeting and Proxy Materials Availability	3
Preliminary Note About Financial Measures	4
Graphical Illustrations	5
Proposal 1 - Election of Directors	17
Corporate Governance	21
Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm	28
Proposal 3 - Advisory Vote on Executive Compensation	30
Compensation Discussion and Analysis	32
1.What is our compensation philosophy?	32
2.What are our compensation practices?	32
3.What are the elements of our executives' compensation, and why?	33
4.What mix of compensation elements do we use, and why?	33
5.What were our key executive compensation measures for 2022, and why?	34
6.What was our performance in 2022 against key compensation measures, and how did it produce performance factors for 2022 performance-based compensation payouts?	34
7.What compensation measures will we use for 2023-2025 long-term incentives, and why?	36
8.What is a holistic view of the Committee's compensations decisions related to 2022 performance?	36
9.What performance factors did we determine and apply for 2020-2022 performance-based long-term incentive compensation payouts?	37
10.What sign-on and other one-off compensation do we pay, and why?	38
11.What are our arrangements related to severance and change-in-control, and why?	39
12.What are our stock ownership guidelines, and why?	39
13.What are our policies on hedging, pledging, and incentive compensation recovery, and why?	39
14.What are our stock-based award timing practices?	40
15.What are our compensation risk management practices?	40
16.How do we make our compensation decisions?	40
17.What compensation market data do we review, and why?	41
18.What were our say-on-pay results, and how did we consider them?	42
Summary Compensation Table	43
Grants of Plan-Based Awards Table	44
Understanding the Summary Compensation Table and Grants of Plan-Based Awards Table	45
Proposal 4 - Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	58
Proposal 5 - Approval of the AEL 2023 Equity Incentive Plan	59
Additional Information	66
Voting at the Annual Shareholder Meeting	66
Appendix A - Non-GAAP and Other Financial Disclosures	A-1
Appendix B - American Equity Investment Life Holding Company 2023 Equity Incentive Plan	B-1

2023 Proxy Statement	Table of Contents

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND NOTICE OF PROXY MATERIALS AVAILABILITY

Meeting and Voting	Items of Business
June 8, 2023 8:30 a.m., Central Daylight Time
1.To elect 4 directors. Ms. Chapman has agreed to serve only until the 2025 annual meeting of shareholders, and Mr. Howe and Mr. Kunkel have each agreed to serve only until the 2024 annual meeting. We expect Mr. Hayes to serve for the entirety of the applicable 3-year term.
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023 (advisory vote).
3.To approve the compensation of our named executive officers as disclosed in this proxy statement (advisory vote).
4.To express a preference on the frequency of future advisor votes to approve the compensation of our named executive officers as disclosed in future proxy statements (advisory vote).
5.To approve the AEL 2023 Equity Incentive Plan.
6.To transact such other business that may properly come before the meeting.
Information about these matters is in the accompanying proxy statement.

6000 Westown Parkway West Des Moines, IA 50266 (our principal executive offices)
Shareholders of record at the close of business on April 12, 2023, are entitled to the notice of and to vote at the meeting.
VOTE BY TELEPHONE: 1 (866) 804-9616 (have your proxy card available)
VOTE ONLINE: www.AALvote.com/AEL (have your proxy card available)
VOTE BY MAIL: If you received a paper copy of the proxy statement, you may vote by completing, signing and promptly returning the enclosed proxy card in the enclosed postage-paid envelope.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 8, 2023: This proxy statement, 2022 Annual Report to Shareholders, and 2023 CEO Letter to Shareholders are available at http://viewproxy.com/americanequity/2023. At year-end 2022, we had outstanding awards representing 3,283,201 shares of our common stock (including both options and share awards) in exchange for past or future services. Under limited circumstances, our directors are entitled to indemnification from us under applicable law and our bylaws.

By Order of the Board of Directors
Mark A. Schuman
Vice President and Associate General Counsel -
Securities and Corporate Governance, and Assistant Secretary

2023 Proxy Statement	Table of Contents

Preliminary Note About Financial Measures
We report certain performance measures we do not calculate in accordance with accounting principles generally accepted in the United States of America (GAAP). We do not present those non-GAAP measures as substitutes for the most directly comparable GAAP measures.

(dollars in thousands, except per share data)	2022	2022 LDTI (1)
Net income (loss) available to common stockholders	1,177, 269	1,876,544
Net income (loss) available to common stockholders per diluted common share	12.86	20.5

	2019	2022	2022 LDTI (1)
Total stockholders' equity	4,570,119	3,169,223	2,349,517
Book value per common share	45.77	29.11	19.45

In addition, please note the following adjusted book value per common share:

	2019	2022	2022 LDTI (1)
Book value per common share excluding accumulated other comprehensive income	29.33	54.52	63.62

(1) These recast results reflect the impacts of the January 1, 2023 adoption of the provisions of Accounting Standards Update No. 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI), which provides new authoritative guidance impacting the accounting and disclosure requirements for long-duration insurance and investment contracts issued by the Company's operating insurance affiliates. We applied this guidance as of the transition date of January 1, 2021, and retrospectively adjusted prior period amounts for years 2021 and 2022 to reflect the new guidance.
See Appendix A for further information.

2023 Proxy Statement	Table of Contents

LEADERSHIP

Nominated for Re-Election in 2023

Joyce A. Chapman

Michael E. Hayes

Robert L. Howe

William R. Kunkel

Other Directors

Anant Bhalla

Brenda J. Cushing

Douglas T. Healy

Alan D. Matula

David S. Mulcahy, Chairman of the Board

Gerard D. Neugent

2023 Proxy Statement	Table of Contents

LEADERSHIP

Chief Executive Officer

Anant Bhalla

Other Active Named Executive Officers

Axel André

James L. Hamalainen

Jeffrey D. Lorenzen

2023 Proxy Statement	Table of Contents

Director Expertise and Board Compensation

Director Expertise	Anant Bhalla	Joyce A. Chapman	Brenda J. Cushing	Michael E. Hayes	Douglas T. Healy	Robert L. Howe	William R. Kunkel	Alan D. Matula	David S. Mulcahy	Gerard D. Neugent
Insurance and Financial Services	◆	◆	◆	◆	◆	◆	◆		◆
Strategy and Execution	◆	◆	◆	◆	◆	◆	◆	◆	◆	◆
Risk Management	◆		◆	◆	◆		◆	◆	◆	◆
Investment Management	◆			◆	◆	◆				◆
Entrepreneurship	◆			◆					◆	◆
Finance and Accounting	◆	◆	◆		◆	◆		◆	◆
Technology and Cybersecurity	◆			◆				◆	◆
Talent Management and Development	◆	◆	◆	◆			◆		◆	◆
Brand and Marketing	◆	◆						◆	◆
Regulation	◆		◆		◆	◆	◆	◆	◆	◆
Public Company Leadership	◆	◆	◆	◆	◆	◆	◆	◆	◆	◆

•50% of committees are chaired by independent women directors
•30% of the Board is diverse
•100% of committees comprised of independent directors
•Independent Chairman of the board
•Continued execution of Board refresh with 3 director retirements and 1 addition over the past 18 months, balance with board continuity for orderly transition as executing transformational AEL 2.0 business model

2023 Proxy Statement	Table of Contents

AEL COMMON SHARE PRICE INCREASE UNDER LEADERSHIP OF ANANT BHALLA, CEO

SHARE PRICE APPRECIATION ACCOMPLISHMENTS

$45.62
$45.00
$40.00
180%
$35.00
$30.00
$25.28
$25.00
Feb. 28, 2020
Dec. 31, 2022

2023 Proxy Statement	Table of Contents

✣ 2022 CEO STRATEGIC INCENTIVE AWARD PERFORMANCE GOALS

SHARE PRICE APPRECIATION INCENTIVE AWARD GOALS
63%
60%
49%
50%
36%
40%
30%
22%
20%
10%
0%
$36.80
(at grant)
$45
$50
$55
$60
30-DAY VWAP

2023 Proxy Statement	Table of Contents

SHORT TERM INCENTIVE PLAN: 2022 PERFORMANCE RESULTS

Threshold
Target
Performance
Max
$4,000
$3,500
$3,335
$3,000
$5.10
$3.90
$3.68
$2.70
2.67%
2.45%
2.30%
2.15%
Annuity Deposits
(in millions)
Operating
Earnings per Share
(Ex. Notable Items)
Investment Spread

Performance Factor (approximate)	Annuity Deposits	Operating Earnings per Share	Investment Spread	Individual Goals
Anant Bhalla	83.5%	90.83%	200%	200%
Axel André				150%
James L. Hamalainen				150%
Jeffrey D. Lorenzen				100%
Weighting	25%	25%	20%	30%

2023 Proxy Statement	Table of Contents

✣ 2020-2022 LONG-TERM INCENTIVES (PERFORMANCE SHARES)

Threshold
Target
Performance
Max
8.2%
6.5%
5.5%
2.7%
13.0%
10.9%
8.7%
4.4%
Average Annual Book Value per Share Growth
(Ex. Accumulated Other Comprehensive Income and the net impact of fair value accounting for derivatives and embedded derivatives)
Operating Return on Equity
(Ex. Notable Items)

Performance Factor (approximate)		Average Annual Book Value per Share Growth	Operating Return on Equity
		119%	125%
	50/50 Weighting	122%

2023 Proxy Statement	Table of Contents

✜ EXECUTIVE COMPENSATION COMPONENTS

Chief Executive Officer Compensation
(excluding Strategic Incentive Award)

2022 BASE SALARY
11%
2023-2025 LTI OPPORTUNITY
61%
2022 STIP AWARD
28%

All Other Active Named Executive Officers Average Compensation
(approximate)

2022 BASE SALARY
23%
2023-2025 LTI OPPORTUNITY
44%
2022 STIP AWARDS
33%

2023 Proxy Statement	Table of Contents

✜ EXECUTIVE COMPENSATION COMPONENTS

2023-2025
Executive Long-term Incentive Opportunity Allocation

DEFERRED CASH
25%
PERFORMANCE RSUs
55%
TIME RSUs
20%
PERFORMANCE GOALS
80%
STOCK-BASED
75%

2023 Proxy Statement	Table of Contents

INVESTING IN AMERICA'S FUTURE

By continuing to build private credit, we are **lending to Main Street businesses** that aren't always well served by Wall Street. We are proud to play a role in helping small- and middle market businesses, the engines of the American economy, to build, grow, and prosper.

UNITED STATES
Post Office

2023 Proxy Statement	Table of Contents

✣ SUPPORTING ENERGY TRANSITION INVESTMENTS IN AMERICA

We made a significant investment in the Whistler Pipeline, a leading U.S. core energy infrastructure system connecting growing natural gas supplies to demand, offering the rare combination of strong free cash flow, high-quality contracts, operating rights on highly strategic natural gas infrastructure, and a management team with an established reputation for growing contracted cash flows.

2023 Proxy Statement	Table of Contents

WE LIVE OUR VALUES

We make a positive difference in the communities, where our team members live and work.

In 2022, we sponsored:

- Black and Brown Business Summit, West Des Moines, Iowa
- Central Iowa DEI Awards Minority Scholarship
- (Iowa) LGBTQ Legacy Leader Awards
- Women Lead Change

We volunteered and participated:

- Food Bank of Iowa
- Habitat for Humanity
- Meals from the Heartland
- United Way

CAMBODIA·kenya·HAITI
NICARAGUA·philippines
puerto rico·BAHAMAS
JAMAICA·dominica·swaziland
burkina
CARES

We encourage our team members to build their communities by providing paid volunteer time off.

2023 Proxy Statement	Table of Contents

Proposal 1
Election of Directors
Our Board of Directors has nominated four current directors whose terms expire at the 2023 annual shareholder meeting:
•Joyce A. Chapman, an independent director with significant banking and leadership experience who is the Chair of our Compensation and Talent Management Committee.
•Michael E. Hayes, an independent director recently added to our Board. Mr. Hayes, a decorated U.S. Navy veteran, brings significant operating experience in both the financial services and technology industries, as well as a strong track record of designing and overseeing operations to drive best-in-class customer value propositions and strategic execution.
•Robert L. Howe, an independent director with significant insurance regulatory and financial experience; and
•William R. Kunkel, a director with significant mergers and acquisitions, corporate finance, and legal experience.
Our Board has waived its guidelines that a director should not stand for election after the director’s 75th birthday in nominating Ms. Chapman and Mr. Howe, and waived its guidelines that it generally does not seek former employees as candidates for the Board in nominating Mr. Kunkel. Ms. Chapman has agreed to serve only until the 2025 annual shareholder meeting, and Mr. Howe and Mr. Kunkel have each agreed to serve only until the 2024 annual shareholder meeting. We expect Mr. Hayes to serve for the entirety of the applicable 3-year term, ending at the 2026 annual shareholder meeting.
The Board believes that these directors' continued service, while it continues with a Board refresh and orderly transition, is in the best interests of the Company and all of its shareholders in light of:
•recent external events affecting the Company, including an opportunistic bid for the Company and evolving regulatory complexities for investors in multiple public insurers .
•the value of Board continuity in the current economic environment, as we continue to execute our AEL 2.0 strategy.
•the directors deep expertise and extensive knowledge of both the industry and the Company.
Shareholders elect directors by a plurality vote of the Shares of our common stock entitled to vote at the Annual Shareholder Meeting.
Our Board of Directors recommends you vote FOR its nominees, Ms. Chapman, Mr. Hayes, Mr. Howe, and Mr. Kunkel.

2023 Proxy Statement	Table of Contents

Directors Nominated for Re-Election at the 2023 Annual Meeting
Joyce A. Chapman, 78, has served as a director since 2008. She worked for over 35 years with West Bank, West Des Moines, Iowa until her retirement in 2006. While at West Bank, Ms. Chapman served in various capacities related to bank administration and operations. Ms. Chapman served as a director for West Bank and West Bancorporation, Inc., a banking and trust services business, from 1975 until her retirement from its board in 2018. Ms. Chapman has served in numerous positions of leadership in philanthropic and banking industry organizations, including most recently as director of the Community Foundation of Greater Des Moines. Our Board of Directors concluded that Ms. Chapman should serve as a director in light of her expertise in insurance and financial services, strategy and execution, talent management and development, finance and accounting, brand and marketing, and public company leadership, as well as knowledge of our Company and strategy.
Compensation and Talent Management Committee, Nominating and Corporate Governance Committee; Class II, term expires at the 2023 annual shareholder meeting
Michael E. Hayes, 52, has served as a director since April, 2023. Mr. Hayes served in the U.S. Navy for 20 years, including over two years commanding a SEAL team. His commendations include the Bronze Star Medal for valor in combat in Iraq, the Bronze Star for his service in Afghanistan, and the Defense Superior Service Medal from the White House where he served as Director of Defense Policy and Strategy at the National Security Council and as a White House Fellow.. Following his retirement from the Navy, Mr. Hayes served investment firm Bridgewater Associates in chief of staff and chief operating officer roles from July 2013 to January 2017. He served as senior vice president and head of strategic operations at technology services firm Cognizant Technology Solutions Corp. from January 2017 to October 2020, where he had profit-and-loss responsibility for services to global financial services clients. In October 2020, Mr. Hayes became chief operating officer of software company VMware, Inc. Our Board of Directors concluded that Mr. Hayes should serve as a director in light of his expertise in insurance and financial services, strategy and execution, risk management, talent management and development, investment management, entrepreneurship, technology and cybersecurity, and public company leadership.
Class II, term expires at the 2023 annual shareholder meeting
Robert L. Howe, 80, has served as a director since 2005. He served the State of Iowa Insurance Division, the state's insurance regulator, from 1964 to 2002 in various capacities. He was named Deputy Commissioner and Chief Examiner in 1985 and served in that position until his retirement in 2002. During this time, Mr. Howe was responsible for the financial oversight of 220 domestic insurance companies. Since his retirement, Mr. Howe has been a self-employed insurance consultant. Mr. Howe served as a director of EMC National Life Company, from 2003 until 2007, and, from 2007 until 2018, as a director of EMC Insurance Group, an insurance organization. He also served as the designated financial expert on the board of directors of EMC Insurance Group. Mr. Howe is a certified financial examiner, certified insurance examiner, certified government financial manager and accredited insurance receiver. Our Board of Directors concluded that Mr. Howe should serve as a director in light of his expertise in insurance and financial services, strategy and execution, finance and accounting, investment management, regulation, and public company leadership, as well as knowledge of our Company and strategy.
Investment Committee, Audit and Risk Committee; Class II, term expires at the 2023 annual shareholder meeting
William R. Kunkel, 66, has served as a director since June 2016. He served as General Counsel of the Archdiocese of Chicago, a religious organization, from November 2016 until July 31, 2020. From 2012 through April 1, 2016, he served as our Executive Vice President, Legal and General Counsel. Prior to joining us, Mr. Kunkel was a partner at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for over 25 years, where he focused his practice on mergers and acquisitions, corporate finance and other corporate governance and securities matters. Mr. Kunkel is also the director of two educational not-for-profit organizations, the Cristo Rey Institute and the Cristo Rey Orange County High School. Our Board of Directors concluded that Mr. Kunkel should serve as a director in light of his expertise in insurance and financial services, strategy and execution, risk management, talent management and development, regulation, and public company leadership, as well as knowledge of our Company and strategy.
Class II, term expires at the 2023 annual shareholder meeting.

2023 Proxy Statement	Table of Contents

Other Directors
Anant Bhalla, 45, has served as a director since January 2020. Effective January 27, 2020, Mr. Bhalla was appointed our President, and effective March 1, 2020, he was appointed our Chief Executive Officer (CEO). Prior to that, Mr. Bhalla was a partner of Bhalla Capital Partners from March 2019 to January 2020. From 2016 until 2019, he served as Executive Vice President and Chief Financial Officer of Brighthouse Financial, Inc., an insurance and financial services company. From 2014 until 2016, he served as Chief Financial Officer of Retail Business for MetLife, an insurance and financial services company. Prior to MetLife, Mr. Bhalla served in numerous senior roles including Chief Risk Officer, Treasurer, and other management roles at Fortune 500 companies, including American International Group, Lincoln National Corporation, and Ameriprise Financial Services. Mr. Bhalla is also director of the Greater Des Moines Partnership, an economic and community development organization; USL Pro Iowa, a professional sports organization; and Kadenze Inc., an educational technology company. Our Board of Directors concluded that Mr. Bhalla should serve as a director in light of his expertise in insurance and financial services, strategy and execution, risk management, talent management and development, finance and accounting, investment management, entrepreneurship, technology and cybersecurity, brand and marketing, regulation, and public company leadership, as well as knowledge of our Company and strategy.
Class I, term expires at the 2025 annual shareholder meeting
Brenda J. Cushing, 59, has served as a director since March 2017. Ms. Cushing has been an independent insurance consultant since August 2015. From August 2014 to August 2015, Ms. Cushing served as Executive Vice President and Chief Financial Officer of Athene Holding Ltd., a retirement services company, and from October 2013 to August 2014, Ms. Cushing served as Executive Vice President and Chief Financial Officer of Athene USA Corp., a subsidiary of Athene Holding Ltd. From 2008 until its acquisition by Athene Holding Ltd. in 2013, Ms. Cushing served as Executive Vice President and Chief Financial Officer of Aviva USA Corp., a diversified financial company that offered long-term savings, insurance and retirement income products. Ms. Cushing is a certified public accountant (inactive) and has been involved in the insurance industry for over 30 years. Ms. Cushing also serves as a director of MercyOne Des Moines (a medical center and hospital not-for-profit), Bankers Trust (a bank), and Merchants Bonding (a surety bond company). Our Board of Directors concluded that Ms. Cushing should serve as a director in light of her expertise in insurance and financial services, strategy and execution, risk management, talent management and development, finance and accounting, regulation, and public company leadership, as well as knowledge of our Company and strategy.
Audit and Risk Committee, Compensation and Talent Management Committee; Class III, term expires at the 2024 annual shareholder meeting

Douglas T. Healy, 58, has served as a director since September 2020. Mr. Healy serves as an independent director and member of the risk management committee of Varagon Capital Partners, an asset manager that lends directly to middle market companies, and is a principal of Sunset Ridge Advisors, LLC, a consultancy helping non-profits with challenges of poverty, access to education and healthcare in the developing world. Prior to his current activities, Mr. Healy had more than 30 years of senior leadership experience at major financial and asset management firms including Credit Suisse, AXA Investment Managers and CS First Boston. He has a deep knowledge of the insurance industry, investment strategy, and asset allocation. Mr. Healy is a Chartered Financial Analyst and also serves as Director and Treasurer of The Eagle Academy Foundation. Our Board of Directors concluded that Mr. Healy should serve as a director in light of his expertise in insurance and financial services, strategy and execution, risk management, finance and accounting, investment management, regulation, and public company leadership, as well as knowledge of our Company and strategy.
Investment Committee, Audit and Risk Committee; Class III, term expires at the 2024 annual shareholder meeting

2023 Proxy Statement	Table of Contents

Alan D. Matula, 62, has served as a director since December 2015. He serves as the Chief Executive Officer of Weber, Inc., a barbecue grill and accessories manufacturer, and has served as the Chief Information Officer of Weber-Stephen Products LLC, a privately owned company that manufactures charcoal, gas and electric outdoor grills and accessories, since December 2015. Mr. Matula worked for the Royal Dutch Shell plc organization, an energy company, for over 30 years. During that time, he served in various information technology capacities for the parent company and several of its subsidiaries, including Chief Information Officer for Royal Dutch Shell plc from 2006 to 2015. Our Board of Directors concluded that Mr. Matula should serve as a director in light of his expertise in strategy and execution, risk management, finance and accounting, technology and cybersecurity, brand and marketing, regulation, and public company leadership, as well as knowledge of our Company and strategy.
Nominating and Corporate Governance Committee, Audit and Risk Committee; Class I, term expires at the 2025 annual shareholder meeting
Gerard D. Neugent, 71, has served as a director since 2010. Mr. Neugent is an officer, director, manager, and an (indirect) less than 5% owner of Knapp Properties, LC, a property management, since 2017.; a manager, member and indirect member (through a trust) of William C. Knapp, LC, a real estate owner and developer, since 2008; and a manager of West Lake Properties LC, a property owner. He served Knapp Properties, Inc., a real estate development, management and brokerage business, as Chief Executive Officer from 2014 until 2020, as President from 2014 until 2017, and as President and Chief Operating Officer from 1993 until 2014; his primary duties there included real estate transactions, development and management. Mr. Neugent received his law degree from Drake University. Our Board of Directors concluded that Mr. Neugent should serve as a director in light of his expertise in strategy and execution, risk management, talent management and development, finance and accounting, investment management, entrepreneurship, regulation, and public company leadership, as well as knowledge of our Company and strategy.
Investment Committee, Nominating and Corporate Governance Committee; Class I, term expires at the 2025 annual shareholder meeting
David S. Mulcahy, 70, has served as a director since 2011. He has served as our independent Chairman of the Board of Directors since April 2021 and served as our Audit Committee Chairman from 2011 to 2021. He previously served on our Board of Directors from 1996 to 2006. Mr. Mulcahy has served as Lead Independent Director of Workiva Inc., a technology company, since April 1, 2023, previously non-executive Chairman of the Board since June 2018, and as a member of its board of directors since 2014. He serves on its compensation committee and audit committee, and served as chairman of its compensation committee from 2014 to 2018. Workiva Inc. is a provider of cloud-based compliance and regulatory reporting solutions serving a global client base, including some of the largest companies in the U.S. Mr. Mulcahy is the chairman of Monarch Materials Group, Inc., which manufactures and sells building products into the concrete construction industry. Mr. Mulcahy also serves as president and chairman of the board of directors of MABSCO Capital, Inc., which provides portfolio management services. Mr. Mulcahy is an active investor in private companies and previously managed private equity capital for numerous banks and insurance companies. He is a certified public accountant (inactive) who was a partner with Ernst & Young (EY), where he specialized in mergers and acquisitions. Mr. Mulcahy is a graduate of the University of Iowa. Our Board of Directors concluded that Mr. Mulcahy should serve as a director in light of his expertise in insurance and financial services, strategy and execution, risk management, talent management and development, finance and accounting, entrepreneurship, technology and cybersecurity, brand and marketing, regulation, and public company leadership, as well as knowledge of our Company and strategy.
Nominating and Corporate Governance Committee; Class III, term expires at the 2024 annual shareholder meeting

2023 Proxy Statement	Table of Contents

Corporate Governance
Our Board focuses on long-term value for all shareholders through attention to strategy, risk, talent, metrics for prudent and active risk-taking, management oversight, and sustainability. Our Board is led by an independent Chair and appoints only independent directors to its committees. It applies rigorous oversight of management's risk management and strategic decision-making, and makes thoroughly-considered decisions in supervising audit practices and determining executive compensation.
We expect to enhance our director recruitment to ensure the Board continues to include the wide variety of expertise and diversity of experience necessary to lead the Company on behalf of all shareholders

Board Leadership Structure
Mr. Mulcahy serves as Chairman of the Board of Directors and Chair of our Nominating and Corporate Governance Committee, and focuses on Board effectiveness in oversight of company strategy, risks, and performance. Mr. Mulcahy is qualified to lead our Board in light of his tenure as a Board member and other public company board leadership, as well as his expertise in accounting, business building, and management. Among other things, Mr. Mulcahy coordinates liaison among the directors and senior management and chairs executive sessions of the independent directors.
Only independent directors are members of - and serve as the chair of - each of our Board committees. This promotes objective and effective committee oversight of management and achievement of the roles and goals our Board has assigned each committee.

Director Independence
Our Board considers a director independent only if the director has no material relationship with us and our affiliates and is otherwise independent under New York Stock Exchange rules. Our Nominating and Corporate Governance Committee has adopted Categorical Standards on Director Independence, available on our website (www.american-equity.com), as guidelines for determining whether a relationship is material.
The Board has found Ms. Chapman, Ms. Cushing, Mr. Hayes, Mr. Healy, Mr. Howe, Mr. Matula, Mr. Mulcahy, and Mr. Neugent independent. In so doing, our Board considered that Mr. Mulcahy serves on the Board of Directors of Workiva and is a less than 1% owner of that company. Workiva provides software and related services to us for drafting, managing, and filing information with the SEC and other accounting practices. Our Board also considered that Mr. Neugent is a director, manager, officer, and an owner of a firm that provides property management services for the (unaffiliated) owner of American Equity office space. The firm’s fee is 4% of gross rent. Mr. Neugent is also a member and manager of a 50% owner of property where we lease warehouse space. In no case does the director have a material interest in the transactions with us.

Board and Committee Meetings
Each director attended at least 75% of our Board meetings and meetings of any Board committee on which the director served in 2022. All then-serving directors, except Sachin Shah, attended the 2022 annual shareholder meeting. We expect each of our directors to attend our 2023 Annual Shareholder Meeting.

Meetings During 2022
Board of Directors	9
Audit and Risk Committee	8
Compensation and Talent Management Committee	15
Nominating and Corporate Governance Committee	5
Investment Committee	4

2023 Proxy Statement	Table of Contents

Board of Directors’ Oversight of Risk Management
Our effective risk management is fundamental to delivery of long-term value to all shareholders as well as to policyholders and other stakeholders. Our Board of Directors oversees our strategy and risk management, as well as the alignment of one with the other.
Each of our Board committees has a crucial role in risk management oversight:
•The Audit and Risk Committee plays a central role overseeing our risk management governance structure, risk management taxonomy, risk appetite, and risk assessment guidelines for the identification and review of risks that could have a material impact on us.
•The Nominating and Corporate Governance Committee oversees governance risk management through its director succession planning, director nominee selection, and director education.
•The Compensation and Talent Management Committee oversees our management of risks relating to our compensation arrangements, including how we avoid creating incentives to take excessive or inappropriate risks, as well as risks related to continuity and orderly succession planning of our senior management.
•The Investment Committee oversees risks related to our investment portfolio, including investment risk limits, risk appetite, and risk guidelines.

Board Committees

Nominating and Corporate Governance Committee
The committee consists entirely of independent directors. The committee:
•assesses the skills, backgrounds, experience, independence, and expertise the board needs and identifies and recommends director nominees to the Board;
•establishes a director orientation program;
•reviews ongoing director independence and conflicts of interest matters;
•develops corporate governance guidelines;
•coordinates the Board and committee’s oversight of environmental, social and governance issues;
•reviews and recommends compensation of the Corporation’s independent directors to the Board;
•oversees the administration of our securities trading policies;
•oversees the completion of director and officer questionnaires;
•reviews the Board’s leadership structure; and
•conducts an annual Board and committee assessment.
See also "Board of Directors’ Oversight of Risk Management," above.
You can find the committee's charter under "Corporate Governance" accessible through the "Investor Relations" link on our website at www.american-equity.com. The charter is also available in print for any shareholder upon request.

2023 Proxy Statement	Table of Contents

Compensation and Talent Management Committee
The committee consists entirely of independent directors. The committee:
•reviews and approves compensation-related goals and objectives for our CEO and other executive officers, evaluates their performance against such goals, and determines their compensation;
•when appropriate, assists our Board in recruiting a new Chief Executive Officer and in establishing related continuity, orderly succession, and contingency succession planning;
•oversees our short-term and long-term incentive plans and equity-based plans (and may delegate to executive officers the limited authority to make awards to employees who are not executive officers and to manage the administration of the plans);
•oversees management’s processes and systems to attract, recruit, hire, train, develop, promote, and retain a talented and diverse workforce, and for the continuity and orderly succession of senior management; and
•reviews and approves its report and the Compensation Discussion & Analysis (which focuses on the compensation of our named executive officers (NEOs), per SEC rules), each of which is included in this proxy statement.
See also "Board of Directors’ Oversight of Risk Management," above.
The committee has engaged Pearl Meyer & Partners as compensation consultant (Pearl Meyer). Pearl Meyer provided advice, compensation benchmarking and market practice data. The committee reviewed information from Pearl Meyer addressing its independence and the independence of the team directly serving the committee. This included the nature of its services to us other than to the committee or Board (which was none), our fees in relation to its total revenue, its conflict of interest policies and procedures, and any relevant business or personal relationships or stock ownership including the independence factors set forth in Exchange Act Rule 10C-1. We believe that the firm’s work has not raised any conflict of interest and the firm is independent.
During 2022, the committee also engaged Willis Towers Watson (WTW) for advice related to its strategic incentive award to our CEO. The committee reviewed information from WTW addressing its independence and the independence of the team directly serving the committee. This included the extent of its services to us, our fees in relation to its total revenue, its conflict of interest policies and procedures, and any relevant business or personal relationships or stock ownership including the independence factors set forth in Exchange Act Rule 10C-1. WTW's services to management outside the committee's strategic incentive award engagement consisted of compensation survey, benchmarking, and peer group assistance and was less than one-third of the fees for the committee's engagement. As a result, we believe that the firm’s work has not raised any conflict of interest and was independent.
You can find the committee's charter under "Corporate Governance" accessible through the "Investor Relations" link on our website at www.american-equity.com. The charter is also available in print for any shareholder upon request.

Compensation and Talent Management Committee Interlocks and Insider Participation
None of our Compensation and Talent Management Committee members has ever been an officer or employee of ours or any of our subsidiaries. During our last fiscal year, none of our executives served on the compensation committee or board of directors of any company that had any executive officers who served on our Board of Directors or our Compensation and Talent Management Committee.

2023 Proxy Statement	Table of Contents

Audit and Risk Committee
The committee consists entirely of independent directors. All committee members are able to read and understand financial statements. Ms. Cushing, Mr. Healy, Mr. Howe, and Mr. Matula are "audit committee financial experts," as that term is defined under United Stated Securities and Exchange Commission (SEC) rules. The committee oversees:
•the integrity of our financial statements;
•our compliance with legal and regulatory requirements pertaining to financial statements and annual audit process;
•our independent auditors' and internal auditors' functions, qualifications, independence, and performance; and
•many aspects of our risk management. See "Board of Directors’ Oversight of Risk Management," above.
The committee also reviews and approves its report included in this proxy statement. You can find the committee's charter under "Corporate Governance" accessible through the "Investor Relations" link on our website at www.american-equity.com. The charter is also available in print for any shareholder upon request.

Investment Committee
The committee consists entirely of independent directors. The committee oversees our investment strategies, objectives, policies, practices and activities, including the performance of any third party investment sub-advisors. See also "Board of Directors’ Oversight of Risk Management," above.

Director Policies; Code of Ethics
Our Board's corporate governance guidelines assist it in exercising its responsibilities, and are designed to promote Board and committee effectiveness. You can find the guidelines under "Corporate Governance" through the "Investor Relations" link on our website at www.american-equity.com.
We require each independent director to own common stock of at least three times the annual director cash retainer. Directors must retain at least 75% of the net after-tax Shares from the vesting, settlement or exercise of equity awards until they meet the stock ownership level. We measure stock ownership annually at year-end using the highest price within the past twelve (12) months. Each of our independent directors has met the stock ownership requirements, except for Mr. Hayes who joined our Board earlier in 2023.
We prohibit our directors from pledging, hedging, or similar arrangements for our common stock that lock in value without the full risks and rewards of stock ownership. We also prohibit them from buying our common stock on margin or borrowing against any account in which they own our common stock. In so doing, we aim to preserve the shareholder alignment from their stock ownership.
Our director conflict of interest policy provides guidance to directors on how to recognize an actual, apparent, or potential conflict; how to disclose it to us; and how to proceed in light of an actual, apparent, or potential director conflict of interest. It also describes how the Nominating and Corporate Governance Committee will review and act on a reported conflict of interest, and what actions and remedies it may recommend our Board implement. As such, it provides the framework for directors, the committee, and the Board to address such situations promptly, consistently, and manner designed to protect us and our shareholders
We have established a Code of Business Conduct and Ethics for our directors, CEO, chief financial officer, chief accounting officer, other officers, and employees. The code explains how we expect everyone to conduct our business and how to determine the right choices when presented with an ethical problem. You can find the code under "Corporate Governance" through the "Investor Relations" link on the Company’s website at www.american-equity.com. You may request a printed copy of the Code of Conduct from our Corporate Secretary by mail at 6000 Westown Parkway, West Des Moines, Iowa 50266.

2023 Proxy Statement	Table of Contents

Related Person Transaction Disclosures
We and our corporate affiliates enter into or continue related person transactions, as defined in SEC rules, only when our Board of Directors approves as described below. No director participates in any review of any transaction where that director or any immediate family members is the related person.
Our legal counsel advises the Board whether a proposed or amended transaction is a related person transaction. If so, our management or the related person submits the proposed transaction or amendment to the Audit and Risk Committee. The committee (or the chair, where awaiting full committee consideration would be impracticable), considers any facts and circumstances it determines relevant, such as the benefits to us, any impact on a director’s independence, the availability of other suppliers or customers, the terms of the transaction; and terms available to unrelated third parties or to customers generally. The committee approves the transaction only if it determines it is in, or not inconsistent with, our and our shareholders best interests.
In addition, each first calendar quarter, the committee reviews any existing related person transactions that have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. The committee determines if it is in our and our shareholders' best interests for the transaction to continue.
BlackRock, Inc. has publicly disclosed a greater than 5% beneficial interest in our common stock. During 2022, we paid BlackRock, Inc. fees of approximately $25 million for investment management services and to license a risk management analytics tool.
Brookfield Asset Management Reinsurance Partners Ltd. (including its affiliates, Brookfield)has publicly disclosed a greater than 5% beneficial interest in our common stock. We have reinsurance and investment management arrangements with Brookfield. We recognized revenue of approximately $126 million in asset management fees and ceding commissions in exchange for premiums ceded net of benefits paid from Brookfield in 2022. In addition, in accordance with the terms of an agreement established in October 2020, Brookfield purchased 6,775,000 Shares of our common stock at $37.33 per share, for a total price of $252,910,750, in 2022.

Director Compensation
We paid the following 2022 compensation to our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Joyce A. Chapman	107,500	140,007	247,507
Brenda J. Cushing	140,000	140,007	280,007
James M. Gerlach (1)	40,000	—	40,000
Douglas T. Healy	115,000	140,007	255,007
Robert L. Howe	109,500	140,007	249,507
Michelle M. Keeley (1)	24,500	—	24,500
William R. Kunkel	90,000	140,007	230,007
Alan D. Matula	110,500	140,007	250,507
David S. Mulcahy	223,500	140,007	363,507
Gerard D. Neugent	109,000	140,007	249,007
Sachin Shah (1) (2)	90,000	140,007	230,007
A.J. Strickland, III (1)	47,500	—	47,500
(1)Mr. Gerlach, Ms. Keeley, Mr. Shah, and Mr. Strickland served for a portion of 2022, and received pro rata cash fees. Mr. Gerlach did not receive a Share award because he left the Board prior to the 2022 annual shareholder meeting.
(2)Mr. Shah assigned his compensation to Brookfield.

2023 Proxy Statement	Table of Contents

Our Nominating and Corporate Governance Committee uses the Board of Director’s independent compensation consultant, Pearl Meyer, for non-employee director compensation data and advice. Pearl Meyer provided a report in May 2021 to the Board committee that determined director compensation at the time. The report recommended increases in non-employee director compensation (which had been targeted at the 25th percentile of our peer group in recent years) based on Pearl Meyer's evaluation of peer group compensation practices and data.
We pay each non-employee director:
•a $100,000 per annum cash retainer, generally paid quarterly; and
•an annual restricted stock grant with a value of approximately $140,000. On June 10, 2022, following our 2022 annual shareholder meeting, we granted each director 3,601 Shares of restricted stock. In the table above, we report each restricted stock award at the $38.88 Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) grant date fair value (Grant Date Fair Value). For further information, please see Note 12 to the Consolidated Financial Statements in our Annual Report for 2022 on Form 10-K (our 2022 10-K). Ms. Keeley and Mr. Shah each resigned from our board in 2022 and each forfeited the award; all other Shares remained outstanding as of year-end 2022 and are scheduled to vest on June 8, 2023. To the extent our directors join the Board other than at an annual shareholder meeting, we generally grant a pro-rata award.
We pay our independent Chairman an additional $120,000 fee per annum.
Committee chairs and members earn the following additional per annum fees, generally earned and paid quarterly:

	Chair ($)	Other Members ($)
Audit and Risk	42,000	15,000
Compensation and Talent Management	15,000	10,000
Investment	15,000	10,000
Nominating and Corporate Governance	15,000	10,000

We did not grant any non-employee directors any stock options in 2022. We paid no reportable perquisites to any non-employee directors in 2022, per SEC reporting threshold rules. For our compensation to Mr. Bhalla, see the Summary Compensation Table.

Selection of Director Nominees
In selecting nominees for election to our Board, the Nominating and Corporate Governance Committee will consider a candidate's background and qualifications, including experience, skills, expertise, diversity, integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, demonstrated ability to make a meaningful contribution to the Board's oversight, and reputation for honesty and ethical conduct. The committee may also consider a candidate's judgment, knowledge useful to the oversight of the business, specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with us, and independence from us and our management. The committee may also seek a diversity of skills, backgrounds, ethnicity, experience, and expertise.
A shareholder may recommend a director candidate for consideration by our Nominating and Corporate Governance Committee in accordance with our Amended and Restated Bylaws by writing to the committee c/o Corporate Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266. In the case of a candidate a shareholder recommends to the committee, the committee may also consider the needs of the Board, the number of Shares the shareholder owns and how long the shareholder has owned them.

2023 Proxy Statement	Table of Contents

Executive Officers

Name	Age at 2023 Annual Shareholder Meeting	Position with the Company and Business Experience
Anant Bhalla (NEO)	45
•Our President (January 27, 2020 – Present), and our CEO (March 1, 2020 – Present)
•Partner of Bhalla Capital Partners, a private capital and asset management firm (March 2019 - January 2020)
•Executive Vice President and Chief Financial Officer of Brighthouse Financial, a life insurance company (2016 – 2019)
•Chief Financial Officer of Retail Business for MetLife, an insurance and financial services company (2014 – 2016)
•Prior to MetLife, Mr. Bhalla served in numerous senior roles including Chief Risk Officer, Treasurer and other management roles at Fortune 500 companies, including American International Group (AIG), Lincoln National Corporation, and Ameriprise Financial, each an insurance and financial services company.
•Mr. Bhalla has over 20 years of experience in the life insurance industry.

Axel André (NEO)	47
•Our Executive Vice President and Chief Financial Officer (September 7, 2021 – Present)
•Executive Vice President and Chief Financial Officer of Jackson National, an insurance and financial services company (February 2020 – February 2021)
•Previously Mr. André spent nearly 7 years at AIG.
•Mr. André joined AIG initially as Chief Risk Officer for Individual Retirement, Group Retirement, and Institutional Markets. He was promoted to Chief Financial Officer of Individual Retirement at AIG, where he was responsible for overseeing all aspects of the finance and actuarial value chain for the Individual Retirement business, including asset-liability management, hedging, reporting and capital management. Prior to his time at AIG, Mr. André served as a Managing Director on the Global Insurance Strategies team at Goldman Sachs, a financial services firm.

James L. Hamalainen (NEO)	58
•Our Executive Vice President and Chief Investment Officer, Insurance (January 2021 – December 2021), and Executive Vice President and Chief Investment Officer for our organization as a whole (December 2021 - Present)
•AE Life Insurance Chief Client Solutions Officer (July 2020 – January 2021)
•Executive Vice President, Chief Risk Officer of Brighthouse Financial (December 2016 - May 2020)
•Senior Vice President, Treasury and Investment Management at Ameriprise Financial (September 1991 - May 2016)
•Mr. Hamalainen has over 30 years of experience in financial services.

Jeffrey D. Lorenzen (NEO)	57
•Our Executive Vice President and Chief Risk Officer (January 2021 – Present), Executive Vice President and Chief Investment Officer (June 2015 – January 2021), and Senior Vice President and Chief Investment officer (2009 - June 2015)
•Mr. Lorenzen has more than 30 years of experience in the life insurance industry.

Katherine Etinger	47
•Our Executive Vice President and Chief People Officer (February 2023 - Present), Chief People Officer (July 2022 - Present)
•Director, Human Resources of Valley National Bancorp (acquired Bank Leumi USA) (April 2022 - July 2022)
•Executive Vice President, Chief Human Resources Officer of Bank Leumi USA (acquired by Valley National Bancorp) (June 2014 - April 2022)
•Ms. Etinger has more than 20 years of talent management experience in the financial services industry, including 15+ years in senior leadership roles.

Dewayne Lummus	53
•Our Senior Vice President and Chief Accounting Officer (November 30, 2021 – Present)
•Managing Director and Corporate Controller of Equitable Financial Life Insurance Company (November 2019 – November 2021)
•Chief Financial Officer, Retail Financial Products at Teachers Insurance and Annuity Association of America (TIAA) (2015-2019)
•Before 2015, Mr. Lummus was the deputy controller at TIAA and, prior to that, held various financial accounting and reporting positions with Voya (formerly ING), an insurance and financial services company.

Nicholas P. Volpe	47
•Our Executive Vice President and Chief Technology Officer (August 2022 - Present)
•Chief Information Officer, Individual Markets of Guardian Life Insurance Company (2016 - August 2022)
•Mr. Volpe has more than 15 years of experience in senior information technology roles in the insurance industry.

Each executive's term of office with us ends no later than our Board meeting immediately following the 2023 Annual Shareholder Meeting. Our Board may approve new terms of office at that meeting.

2023 Proxy Statement	Table of Contents

Proposal 2
Ratification of Appointment
of Independent Registered
Public Accounting Firm
Our Audit and Risk Committee has appointed Ernst & Young LLP (EY) our independent registered public accounting firm for 2022. We ask the shareholders to ratify this appointment. If the shareholders do not ratify the appointment, our Audit and Risk Committee will review the appointment taking into account the vote results. We expect EY representatives to attend our annual shareholder meeting, have the opportunity to make a statement if they wish, and be available to respond to appropriate questions.

Auditor Services and Fees
We incurred the following fees to our independent registered public accounting firms:

	2022	2021
Audit fees (1)	$3,175,291	$2,842,708
Audit-related fees	—	—
Tax fees (2)	149,427	32,789
All other fees	—	—
Total	$3,324,718	$2,875,497
(1)Audit fees include fees associated with the annual consolidated financial statements audit, audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, annual audits of certain of our subsidiaries and audits required by regulatory authorities.
(2)Tax fees include fees associated with consultation and advice related to compliance with tax related regulations, tax implications related to reinsurance and investment trust agreements, and U.S. Corporate Alternative Minimum Tax.
Our Audit and Risk Committee appoints, evaluates, compensates, retains, and oversees EY's work.
The Audit and Risk Committee or its chair must preapprove any service EY proposes to provide to us, and may do so only if it concludes the services and fees are consistent with EY's continuing independence. Our Audit and Risk Committee has adopted general preapproval of categories of audit, audit-related, tax, and all other services and fees up to individual engagement and annual aggregate maximums. Audit and Risk Committee policy also requires specific preapproval of all other services and fees.
Each quarter, the Audit and Risk Committee reviews detailed descriptions of each generally preapproved service, each service for which management seeks specific preapproval, and an estimate of fees for each service. The committee chair may preapprove services and fees for needs that arise between regularly scheduled committee meetings. The Audit and Risk Committee does not delegate its responsibilities to preapprove services to management.
All of the 2022 services and fees were preapproved consistent with the above.
Our Audit and Risk Committee directors recommend you vote FOR the ratification of the appointment of EY as our independent registered public accounting firm for 2023.

2023 Proxy Statement	Table of Contents

Audit and Risk Committee Report
The Audit and Risk Committee oversees:
•the integrity of the Company's financial statements;
•the Company's compliance with legal and regulatory requirements pertaining to financial statements and annual audit process;
•the Company's independent auditors' qualifications and independence, and performance;
•the Company's independent auditors and internal audit function; and
•many aspects of the Company's risk management.
EY audits the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issues an opinion on the fair presentation of those consolidated financial statements in conformity with U.S. generally accepted accounting policies (GAAP). EY also issues an opinion on the effectiveness of internal control over financial reporting. The Audit and Risk Committee appoints, evaluates, compensates, retains and oversees EY's work and meets regularly with EY and management, both jointly and separately.
The Audit and Risk Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2022 with management and EY. The committee also reviewed Management’s Report on Internal Control over Financial Reporting and EY’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K for 2022 filed with the SEC.
The committee discussed with EY the matters required to be communicated to it by applicable PCAOB standards. The committee received the written disclosures and letter from EY required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the committee concerning independence, and has discussed EY's independence with it. EY confirmed in its letter that it is independent of the Company under all relevant professional and regulatory standards.
Based on the review and discussions with management and EY referred to above, the Audit and Risk Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2022 be included in the Company’s 2022 10-K filed with the SEC.
Respectfully submitted,
Audit and Risk Committee
Brenda J. Cushing, Chair
Douglas T. Healy
Robert L. Howe
Alan D. Matula

2023 Proxy Statement	Table of Contents

Proposal 3
Advisory Vote
on Executive Compensation
In accordance with Section 14A of the Securities Exchange Act of 1934 (the Exchange Act), we recommend shareholders approve the following resolution:
"RESOLVED, the shareholders of American Equity Investment Life Holding Company approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Security and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the company’s 2023 proxy statement."
The Compensation and Talent Management Committee will take the outcome of the vote into account when considering future compensation arrangements, including those for the executive officers. Because the vote is advisory, the result will not be binding on the committee and it will not affect, limit, or augment any existing compensation or awards.
We expect to hold the next such vote at our 2024 annual meeting, as we currently provide our shareholders with the opportunity to vote on the compensation of our NEOs at each annual meeting.
Our Compensation and Talent Management Committee directors recommend you vote FOR this proposal.

2023 Proxy Statement	Table of Contents

Compensation and Talent Management Committee Report
This report is furnished by the Company's Compensation and Talent Management Committee. The committee has reviewed the Compensation Discussion and Analysis (CD&A) in the Company’s 2023 Proxy Statement and discussed it with management. Based on such review and discussion, the committee approved the CD&A and recommended that it be included in the 2022 proxy statement.
No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be "soliciting material" or to be "filed" under either the Securities Act or the Exchange Act.
Respectfully submitted,
Compensation and Talent Management Committee

Joyce A. Chapman, Chair
Brenda J. Cushing
Gerard D. Neugent

2023 Proxy Statement	Table of Contents

Compensation Discussion and Analysis

1.What is our compensation philosophy?
We design our compensation policies and programs to:
•attract and retain high-performing executive officers and employees;
•motivate and reward achievement of our annual and long-term goals in pursuit of our business strategies; and
•align executive officers' and employees' interests with shareholders' interests through stock-based compensation and stock ownership requirements.

2.What are our compensation practices?
☑    We have a pay-for-performance culture. We determine our executives' compensation awards and payouts by our corporate and individual performance against financial and other goals aligned with our business strategies.
☑    We base most of our executives' incentive awards on the value of our common stock.
☑    We require our executives to continue in service over the course of years to receive long-term incentive payments.
☑    We require our executives to own stock at amounts determined by their management level; they may not sell most of the net Shares we have paid them until they do so.
☑    We have a repayment policy that provides for clawback of executive incentive compensation overpayment when we have restated our financial statements.
☒    We do not provide incentives for our employees to take excessive risk; we use multi-year performance to determine long-term incentive payouts, and we have limits for stock payouts above maximum levels of returns.
☒    We do not allow employees to pledge, hedge, or borrow against our common stock.
☒    We do not provide defined benefit pension benefits or any supplemental executive retirement plan.
☒    We do not reprice or exchange underwater stock options, and may not do so without shareholder approval.
☒    We do not provide for any excise tax payment or tax gross-up for change-in-control related payments or provide tax gross-up for any perquisites or in-kind benefits.
☒    We do not offer our executives excessive perquisites.

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3.What are the elements of our executives' compensation, and why?
We use base salary as a fixed form of compensation, and determine it using scope of responsibilities, individual performance and experience, and competitive data. We consider competitive data, each executive’s performance, length of service in the position and experience in determining base salaries. We increased Mr. Hamalainen's salary rate by 9%, effective January 1, 2023. We did not increase any of the other NEOs’ salary rates at that time.
We use our American Equity Investment Life Holding Company Amended and Restated Short-Term Incentive Plan (STIP) to motivate and reward performance relative to Company and individual goals during the performance year that contribute to our long-term strategic success. We pay STIP awards in cash.
We use long-term incentives to reward executives for enduring achievement against key financial measures over time. We also use them to encourage executives to remain with us, as each vests only over the course of years. We pay most long-term incentives in Shares of our common stock, which further directly aligns executives' interests with our shareholders' interests.
We use severance pay and related benefits to obtain a release of claims and smoother talent transitions.
We use change-in-control benefits to retain key executives during potential corporate transactions and promote their focus on maximizing shareholder value during and after such a transaction.
We provide executives with limited perquisites, principally in the form of transportation that maximizes their availability to provide services to us and to lead our business, or in the form of benefits to facilitate their relocation to our Des Moines, Iowa area headquarters.
We use a broad-based 401(k) program to provide all of our eligible employees with an opportunity to save a portion of current compensation for retirement and other future needs and incent such savings with a company matching contribution. We also use a broad-based employee stock ownership plan (ESOP) to provide all of our eligible employees a stake in our common stock. All employees are eligible for health, dental, long-term disability, and life insurance in order to help them manage these risks for themselves and their families, and in order for us to compete for talent with other employers offering such benefits.

4.What mix of compensation elements do we use, and why?
We use a mix of compensation for executives in order to promote a balance of retention, reward, and alignment. We allocated the overwhelming majority of our compensation for active NEOs related to 2022 performance and service to incentive compensation rather than fixed pay. See the executive compensation bar and pie diagrams in the Graphical Illustrations at the beginning of this proxy statement, incorporated by reference into this CD&A, for an illustration.
The value of the overwhelming majority of 2023 long-term incentive opportunities are subject to achievement of performance goals, including Share value, Book Value Per Share, and Operating ROE, and performance of our investments. An overwhelming majority of the long-term incentive opportunities are also stock-based. See the executive compensation bar and pie diagrams in the Graphical Illustrations at the beginning of this proxy statement, incorporated by reference into this CD&A, for an illustration.
We do not determine our 401(k) program or ESOP benefits in relation to any of these compensation elements. Nor does compensation we granted for prior periods generally influence our decisions on new grants.

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5.What were our key executive compensation measures for 2022, and why?
We set 2022 goals for:
•annuity deposits because we emphasize the quality of new business originated. Our strategy emphasizes our fixed index annuity business, and this goal helped strengthen that focus;
•operating income per Share (Operating EPS), which excludes items that fluctuate unrelated to our core operational performance, such as the impact of fair value accounting for our fixed index annuity business, that are not economic in nature but rather impact the timing of reported results, in order to emphasize profitable growth and to strengthen alignment with our shareholders (we also excluded notable items in order to better reflect our ongoing, underlying earnings potential, to provide an appropriate incentive for management actions and performance without factors that could exaggerate or reduce results for unrelated reasons, and to better align with investor expectations);
•investment spreads, which motivate senior leaders to manage the cost of money through rate setting on the one hand, and to manage book yield through investment activities on the other hand; and
•individual goals that allow us to incent management behaviors particular to each executive that contribute to our overall performance.

6.What was our performance in 2022 against key compensation measures, and how did it produce performance factors for 2022 performance-based compensation payouts?
We succeeded in advancing our strategic execution in 2022.
•We originated $5 billion of privately sourced assets at an expected return greater than 6%.
•We expanded our best-in-class third party asset manager line-up to include infrastructure equity as well as multi-family real estate.
•We increased our exposure to middle market credit (to benefit from asset spreads widening throughout most of the year) as well as residential real estate and selected parts of the commercial real estate market.
•We substantially revamped our pricing procedures, creating our ability to re-price product quickly and with more accurate tuning as markets change in order to grow sales while maintaining attractive low double-digit rates of return.
•We also revamped our commission structures and restructured our loyalty program to better produce the optimal product and crediting strategy sales mix.
•We reinsured a new block of $4.3 billion of GAAP reserves, resulting in a capital release of $260 million to support continued migration to privately sourced assets, to support capital return to shareholders, and to reduce our risks.
•We repurchased 14.8 million Shares, more than offsetting the dilution from our Share sales to Brookfield and (combined with late 2021 and 2022 dividends), returning $369 million of capital to common shareholders.
As a result, as we illustrate in the executive compensation bar and pie diagrams in the Graphical Illustrations at the beginning of this proxy statement (incorporated in this CD&A by this reference), we achieved $3.335 billion in annuity deposits (slightly below our target), $3.68 in Operating EPS available to common stockholders, excluding notable items (between our threshold and target), and investment spread of 2.67% (above our maximum goal). These three financial metrics produced a performance factor of 119%, which accounted for 70% of each active NEO's STIP opportunity.
Our performance measure for annuity deposits for 2022 STIP was limited to fixed index annuities. By contrast, our performance measure included additional products: multi-year guaranteed annuities, single premium annuities, and annual reset fixed rate annuities, as well as fixed index annuities. As a result, our 2022 single-product annuity deposits performance target was somewhat lower than our 2021 multi-product annuity deposit results.

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The remaining 30% of each active NEO's STIP opportunity was based on personal objectives, as summarized in the table below:

Executive Officer	Key Individual Performance Results	Resulting Individual Performance Factor
Anant Bhalla
•Achieved ahead-of-schedule growth in reinsurance ROA balances to $9.6 billion and allocation to private assets of $11 billion (22%), delivering sustainable fee-related and spread earning power, starting to lay the foundation for fully realizing the value of our AEL 2.0. strategy to shareholders.
•Achieved target or maximum in over 90% of the dozens of itemized enterprise outcomes that informed the broader view of his strategic accomplishments, including initiatives related to enhancing our client experience and optimizing key operational processes to enhance efficiency, reduce risk and mitigate costs.
•Completed build out of senior leadership team with successful hiring and onboarding of the new Chief Technology Officer, Chief People Officer, and Chief Transformation and Operations Officer for Insurance.
•Successfully transformed AEL's cultural to be collegial and performance-driven to achieve our AEL 2.0 strategy.
200% of target
Axel André
•Executed implementation plan for new financial Ledger and delivered robust internal financial control environment.
•Built Finance capabilities (including Financial Planning and Analysis) to drive balance sheet optimization and realization of AEL's full financial potential.
•Successfully implemented new accounting change in 2022 (Long Duration Targeted Improvements).
150% of target
James L. Hamalainen
•Executed innovative private assets strategy that resulted in investment yield and spread outcomes far exceeding plan targets..
•Demonstrated Strategic Asset Allocation (SAA) to enable growth of private assets to 30-40% of asset mix by 2024.
•Grew “ROA-able” new sales in 2022 to accelerate further in 2023.
150% of target
Jeffrey D. Lorenzen
•Developed risk analytical models to assess private assets where AEL position is greater than $500 million in any asset sector.
•Risk Management organization challenged Finance’s models for AEL ROE/return optimization and demonstrated risk resilience to raise capital.
•Executed holistic operational, strategic and emerging risk assessment processes.
100% of target
In light of this corporate and individual performance, we made our CEO a STIP payout of 144% of his target, and we made payouts to our other active NEOs of 114%-129% of their respective targets.
Phyllis Zanghi is not an active executive officer but is an NEO. We determined Ms. Zanghi's 2022 STIP at the time Ms. Zanghi and we entered into her Separation Agreement. At that time, we had not yet determined our complete 2022 Company performance, because 2022 financial and other information was not yet available. As a result, we determined Ms. Zanghi's STIP in consideration of the totality of the payments being made to her on her separation and her individual performance accomplishments, including that Ms. Zanghi:
•built the Legal Department for our AEL 2.0 strategy, including hiring talent fit for the strategy and deepening relationship with multi-jurisdiction regulators;
•provided legal advice and negotiation support and enabled execution of strategic transactions, including driving reinsurance deals; and
•revised governance policies and practices to clarify conflicts procedures for Directors and provided specific guidance to the Nominating and Corporate Governance Committee on implementation.

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7.What compensation measures will we use for 2023-2025 long-term incentives, and why?
We set goals for 2023-2025 performance-based restricted stock units (Performance RSUs) for:
•book value per common Share (excluding accumulated other comprehensive income (AOCI) and the net impact of fair value accounting for fixed index annuities) (Book Value Per Share), because this metric is a key Company valuation measure and measures (in part) the successful execution of our strategy and its financial benefits; and
•operating return on average equity, which involves the same adjustments from Net Income as we make to determine Operating EPS, and also adjusts equity to exclude AOCI and the net impact of fair value accounting for fixed index annuities) (Operating ROE), because our management team's effective use of investors' capital is critically important, and in order to focus our executives on profitable and efficient growth and align them with shareholders' interests.
We will determine the GAAP book value and GAAP net income on which these measures are based in accordance with Accounting Standards Update No. 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI).
We will weigh each metric at 50% of the total opportunity.
We apply the same exclusions from GAAP to produce operating income for annual performance when we calculate Operating ROE for long-term incentives. We do so in each case for the same reason: to reduce market-driven volatility unconnected from management decisions and efforts.
We set goals for 2023-2025 Deferred Long-Term Incentive Cash Plan (the Deferred Incentive Plan) awards for the return on 2023 private asset investments to encourage management to select private asset investments to produce strong medium- and long-term returns.
We expect to disclose our performance against these long-term compensation measures in our first CD&A following the end of the three-year performance period.

8.What is a holistic view of the Committee's compensation decisions related to 2022 performance?
We report this information on a basis different from the Summary Compensation Table, which shows information in the manner SEC rules require of all public companies.
The Compensation and Talent Management Committee valued each element of compensation for each NEO, and considered those elements in relation to one another, in February 2023 as follows:

Executive	Salary ($)	Short-Term Incentive ($)	Long-Term Incentive Opportunity ($)	Total Compensation ($)
Anant Bhalla	1,000,000	2,512,582	5,500,000	9,012,582
Axel André	600,000	1,350,049	1,500,000	3,450,049
James L. Hamalainen	600,000	1,060,753	1,500,000	3,160,753
Jeffrey D. Lorenzen	508,000	403,877	635,000	1,546,877
Phyllis Zanghi	550,000	200,000	1,100,000	1,850,000
We report the salary rate effective early 2023; we increased Mr. Hamalainen's rate by 9% at that time. This rate does not appear in the Summary Compensation Table in this proxy statement.
We report the STIP award for 2022 performance. These amounts appear in the Summary Compensation Table as "Non-Equity Incentive Plan Awards" for 2022.

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We report the committee's total compensation value of the long-term incentive opportunity, which:
•the committee divided among initial value of stock-based awards (20% in 2023-2025 time-based restricted stock units (Time RSUs), 55% in 2023-2025 Performance RSUs) and 2023-2025 Deferred Incentive Plan awards (25%).
•are unvested and may never be paid, and are subject to performance goals or stock value, or both.
•do not appear in the Summary Compensation Table for 2022, because the awards were made during 2023 and not during 2022. These stock-based awards will appear at Grant Date Fair Value, and the Deferred Incentive Plan awards will appear at threshold, in the 2023 rows of the Summary Compensation Table in the 2024 proxy statement (for those executives named in that document).
Among other things, the committee concluded that Mr. Bhalla's long-term incentive opportunity (and those of the other active NEOs) was in line with competitive benchmarking based on market information shared with it by Pearl Meyer.

9.What performance factors did we determine and apply for 2020-2022 Performance RSU payouts?
As we illustrate in the executive compensation bar and pie diagrams in the Graphical Illustrations at the beginning of this proxy statement (incorporated in this CD&A by this reference), our overall performance was above target.
Our performance in average annual Operating ROE was between target and maximum. Our performance in average annual Book Value Per Share growth was also between target and maximum. The total performance factor was 122%. (Target performance in both measures would have generated a performance factor of 100%, and at maximum would have generated 150%.) We excluded notable items from Operating ROE; see the answer to question 5 above. We excluded from Book Value Per Share both AOCI (because it fluctuates unrelated to our core operational performance due to unrealized changes in the fair value of available-for-sale securities) and the net impact of fair value accounting for derivatives and embedded derivatives (because it has no economic effect but rather reflects the timing of reported results); these adjustments allow us to emphasize profitable growth and to strengthen alignment with our shareholders.
As a result, Mr. Bhalla and Mr. Lorenzen each earned 122% of the shares of our common stock in their award. As we hired Mr. Hamalainen, Mr. Andre’ and Mrs. Zanghi after 2020, we had not granted them any 2020-2022 Performance RSUs.

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10.What sign-on and other one-off compensation do we pay, and why?
Mr. Bhalla's 2022 Strategic Incentive Award
The Board believes that the leadership of Anant Bhalla, our CEO and President, is crucial to our continuing strategic execution, the realization of our significant potential to create additional value for all shareholders and our retention of strategic optionality in the face of a variety of ongoing challenges and opportunities. Mr. Bhalla has crafted a detailed, ambitious AEL 2.0 strategy, and the Board determined that Mr. Bhalla’s continued focus and execution of this strategy is critical. At the same time, the Board concluded that the Company faced, and would continue to face, significant, sustained, and well-funded competition for Mr. Bhalla's services.
Therefore the Board concluded that it was in the best interest of shareholders to set strong incentives for Mr. Bhalla tied directly to strategy execution and the resulting Share price impact. As a result, the Board set aggressive goals within a five-year time frame along with specific stay requirements beyond those goals. Mr. Bhalla has the opportunity to earn the value of up to 1,200,000 shares of our common stock (Shares) upon attainment of specified significant sustained increases in Share price. The full value of the award requires a 30 trading-day volume weighted average Share price (VWAP) of $60.00, compared to a VWAP at grant of $36.80.
One-half of the award is payable in Shares. The other one-half is payable in cash equal in value to Shares.
In making this award, the committee and Board also considered the shareholder value that our achievement of each Share price goal would create and the approximately two- to three-percent range of that generated value we would pay through the award to accomplish each of those goals, as shown below:

Share Price Objective Required for Vesting (1)	Stock Price Premium (2)	Total Shares and Units to Vest	Approximate Incremental Shareholder Value Created (millions) (3)	Approximate Cumulative Vested Share Value (millions) (4)	Cumulative Portion of Shareholder Value Allocated to Award (5)
$45.00	22%	333,334	$767	$15	2.0%
$50.00	36%	333,332	$1, 235	$33	2.7%
$55.00	49%	333,334	$1,703	$55	3.2%
$60.00	63%	200,000	$2,171	$72	3.3%
(1) 30 trading-day volume-weighted average Share price (VWAP).
(2) Based on a grant date VWAP of $36.80.
(3) Share price objective less grant date VWAP, result multiplied by Shares outstanding.
(4) Shares and units vested multiplied by Share price objective
(5) Cumulative value of Shares and units vested divided by incremental shareholder value created.
The committee also relied on the advice of Willis Towers Watson in discussing the design and value of the award, an outside compensation consultant who assisted it on this matter and that the committee considered independent.
In order to receive the full value of this award, Mr. Bhalla must remain with us through our achievement of each of these sustained share-price goals, and must also satisfy additional 24-month stay requirements. In order to avoid a disincentive in case of a proposed change in control, Mr. Bhalla would earn the award amounts a consummated change-in-control price would achieve. However, in no case would Mr. Bhalla receive any excise tax (or other tax) “gross-up.”
Due in part to our strategic transformation and new employment and development of a wide variety of experts, we make awards to management employees at several levels of our organization, including to many who are not executive officers. Approximately 125 of our 930 employees (over 13%) received long-term incentive awards during 2022, an increase from prior years.

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Other One-Off Compensation
From time to time, we also use sign-on payments and grants to attract the talent we need to reach our business goals. When we use cash payments, we require the executive to repay the full amount unless the executive remains with us for a prescribed term of at least one year. When we use grants of stock-based awards, we require the executive to remain with us for at least two-to-three years for the award to fully vest. In so doing, we create a retention incentive and align the executive's interests with those of shareholders.

11.What are our arrangements related to severance and change-in-control, and why?
We use severance pay and related benefits to obtain a release of claims and smoother talent transitions. Our severance plan applies only in the case of involuntary termination of employment, which encourages retention. It determines severance pay based on a fixed formula that takes account of the employee's salary rate and either management level or number of years of employment, which rewards lengthier service. Depending on whether the employee has served a sufficient portion of the performance year, severance may also include a pro rata portion of STIP opportunity.
We use change-in-control benefits to retain key executives during potential corporate transactions and promote their focus on maximizing shareholder value during and after such a transaction. Such severance is payable only in connection with the end of an executive's employment following a change in control. In no event is any executive's payment grossed-up on account of any excise or income taxes.

12.What are our stock ownership guidelines, and why?
In order to further align our executives' interests with those of our shareholders, we require them to own a meaningful stake in our common stock. Our CEO must own Shares equal to five (5) times base salary rate, and must retain at least 75% of net Shares acquired from settlement of stock awards or stock option exercises until meeting that requirement. Other executives must own Shares equal to three (3) times base salary rate and retain at least 50% of such net Shares in like circumstances. We include Time RSUs and one-third of exercisable stock options among the forms of stock ownership, and measure it annually at year-end using the highest price within the past twelve (12) months.
As of December 31, 2022, our CEO's ownership, and each of our other active NEOs' ownership, was above the required ownership level (except for Mr. André, who joined us in 2021).

13.What are our policies on hedging, pledging, and incentive compensation recovery, and why?
We prohibit our executives from pledging, hedging, or similar arrangements for our common stock that lock in value without the full risks and rewards of stock ownership. We also prohibit them from buying Shares on margin or borrowing against any account in which they own our common stock. In so doing, we aim to preserve the shareholder alignment from executive stock ownership.
Our current incentive compensation repayment policy applies if we should restate our financial statements due to material non-compliance with any financial reporting requirements under the federal securities laws due to wrong-doing that causes a material incentive performance measure or target restatement. In such a case, we may recalculate any amount of incentive compensation of current or former employees who were executives at the time covered by the restatement, forfeit such unearned amounts, and/or require reimbursement of such paid amounts. This policy advances our pay for performance practices by clawing-back unearned incentive compensation. We expect to update our policy after the NYSE adopts any new recovery policy requirements.

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14.What are our stock-based award timing practices?
We do not grant awards to current or new employees in anticipation of the release of non-public information about us or any other company.
We grant our executives annual stock-based awards in late February or early March. In doing so, we divide a compensation dollar value by the grant date closing price of a Share to determine the number of Shares underlying the award and use the closing price as any stock option exercise price. We release our fourth quarter and full year financial results by mid-February, giving the market several days' time to digest this information before we make grants.
On the rare occasions when we grant awards in connection with hiring an executive, we do so coincident with the hiring.

15.What are our compensation risk management practices?
Each year, we analyze our compensation practices to ensure they do not provide incentives to take excessive risk. For 2023, we reviewed our corporate incentive compensation, including each of the compensation programs in which our executives participated and compensation specifically for employees who focus on sales origination. For each, we considered factors such as the performance measures, how payments are determined, the length of performance periods, and management controls designed to monitor and mitigate risks. As a result, we concluded that our compensation programs are not reasonably likely to have a materially adverse effect on us. We reviewed our analysis and conclusions with our Compensation and Talent Management Committee.

16.How do we make our compensation decisions?
In preparation for each year's compensation decisions:
•Late in each year, our CEO proposes total STIP and long-term incentive opportunities for each executive for the following fiscal year to our Compensation and Talent Management Committee, based on budget, business conditions, and competitive compensation considerations. The committee, advised by our CEO, and its own independent consultant, considers the proposal and, if it agrees, approves it.
•Early each year, our CEO meets with our Chief Financial Officer and others to determine the corporate financial goals for that fiscal year and for the coming three-year period in light of our strategy and other factors, such as business conditions, regulatory conditions, and market conditions, and discusses those goals with our Board. Based on those goals, our Chief Financial Officer proposes the corporate financial goals applicable to each executive for STIP and long-term incentive opportunities for that fiscal year and three-year period to our Compensation and Talent Management Committee. The committee, advised by our CEO, Chief Financial Officer, Chief Legal Officer or General Counsel, and its own independent consultant, considers the proposal and, after making any changes it determines appropriate, approves it.
•Our CEO prepares a draft of his own individual goals for that fiscal year in light of his role, our strategy and other factors, such as business conditions, regulatory conditions, and market conditions. The Compensation and Talent Management Committee, advised by our Chief People Officer and its own independent consultant, considers the proposal and, after making any changes it determines, approves it.
•Our CEO also meets with each executive early in each year to set individual goals for that executive for that fiscal year in light of the executive's particular role, our strategy, and other factors such as business conditions, regulatory conditions, and market conditions. Our Chief People Officer advises our CEO and other executives as they determine these goals.

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In order to make each year's compensation decisions, following the year:
•Our Chief Financial Officer presents our performance results against corporate financial goals for the year and the resulting STIP corporate performance factor. The committee, advised by our Chief Financial Officer and its own independent consultant, considers these results and, if it agrees they are accurate, approves them.
•Our CEO reviews and rates the performance of each of our officers for the prior year, except for himself. Our Chief People Officer advises our CEO in this, except with respect to the performance of the Chief People Officer herself. Our CEO also meets with our Compensation and Talent Management Committee to discuss these ratings and the bases for them. The committee, advised by our CEO, our Chief People Officer (except with respect to his or her rating) and its own independent consultant, considers the ratings and, if it agrees, approves them. We use those individual ratings, as well as the corporate performance factor, to determine each executive's STIP award for that year.
•Our CEO reviews his own performance and drafts a description of his accomplishments. The Compensation and Talent Management Committee, advised by our Chief People Officer and its own independent consultant, considers the description and a performance rating our Chief People Officer proposes, and changes it or approves it as proposed. We use that individual rating, as well as the corporate performance factor, to determine the CEO's STIP award for that year.
•The committee reviews our performance results against long-term corporate financial goals for the three-year period just ended and the resulting performance factors under each long-term incentive program.
Our Chief People Officer and the committee's independent consultant also discuss survey and benchmarking data related to executive compensation and other topics of interest from time to time. No executive has the authority to approve his or her own compensation. Nor may any executive grant any incentive awards to any executive officer.

17.What compensation market data do we review, and why?
Our Compensation and Talent Management Committee reviews and considers external market data provided by its independent consultant. For 2022, the committee asked its independent consultant, Pearl Meyer, to conduct a study and provide advice and data with respect to compensation benchmarking and market practices for our executives. Pearl Meyer provided a new complete study and report in the fourth quarter of 2021 for use with all 2022 compensation decisions.
To develop a blended market consensus on base salary, target total cash compensation and target total direct compensation for the position of each NEO, Pearl Meyer used data from fourteen publicly traded companies, with a focus on financial services and insurance companies, that it considers appropriate, and reviewed this list with the Compensation and Talent Management Committee. Our prior list included Athene and American National, previously public companies since acquired by other companies.
The fourteen companies it included were:

Affiliated Managers Group, Inc.	Horace Mann Educators Corporation
AllianceBernstein Holding L.P.	Invesco Ltd.
American Financial Group, Inc.	Kemper Corporation
Brighthouse Financial, Inc.	Lincoln National Corporation
CNO Financial Group, Inc.	Primerica, Inc.
Franklin Resources, Inc.	Reinsurance Group of America, Incorporated
Globe Life Inc.	Voya Financial, Inc.
Pearl Meyer also used a variety of surveys with industry specific pay data for companies of similar size that it considers appropriate, without direction from management.

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Our Compensation and Talent Management Committee considered market data for base salary, target total cash compensation and target total direct compensation. For target total cash compensation and target total direct compensation, the committee reviewed ranges of 90-110% of the 50th percentile for base salary and 80%-120% of the 50th percentile for target total cash compensation and target total direct compensation. The ranges reflected compensation at various levels of experience and tenure in the market.
The committee's strategy helps achieve pay and performance alignment with higher pay when performance goals are exceeded and lower pay when performance goals are not achieved.
Our Compensation and Talent Management Committee reviews many factors in considering compensation decisions, this external market data being just one of them. The committee also considers factors such as company performance, individual executive performance, individual executive experience, internal pay equity, executive retention, and succession planning. Accordingly, the committee does not necessarily set every pay element or pay level for each executive at the targeted market level.

18.What were our say-on-pay results, and how did we consider them?
At our 2022 annual shareholder meeting, our shareholders approved the compensation of the named executive officers in our 2022 Proxy Statement by an affirmative vote of 96.6% of the votes cast. The vote was advisory and non-binding. Our Compensation and Talent Management Committee discussed and considered the vote in connection with its annual compensation decisions.

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($) (1)
Anant Bhalla Chief Executive Officer & President	2022	1,000,000	—	41,820,516	—	2,512,582	1,262,460	46,595,558
	2021	1,000,000	—	2,267,068	1,596,052	2,684,702	78,004	7,625,826
	2020	795,512	1,107,681	2,854,608	2,914,434	1,716,537	28,388	9,417,160
Axel André Executive Vice President & Chief Financial Officer	2022	600,000	—	918,557	—	1,350,049	329,972	3,198,578
	2021	191,527	200,000	—	400,000	530,515	9,649	1,331,692

James L. Hamalainen Executive Vice President & Chief Investment Officer	2022	550,000	—	761,007	—	1,060,753	259,736	2,631,496
	2021	500,000	—	560,980	181,247	608,930	11,887	1,863,044
	2020	242,939	107,412	480,081	1,224,896	497,096	12,562	2,564,986
Phyllis J. Zanghi Former EVP, Chief Legal /Strategy Officer, & Sec'y	2022	503,333	—	468,754	—	200,000	502,004	1,674,090

Jeffrey D. Lorenzen Executive Vice President & Chief Risk Officer	2022	508,000	—	494,788	—	403,877	170,996	1,577,661
	2021	508,000	—	569,600	324,035	565,333	12,972	1,979,941
	2020	508,000	—	753,698	489,950	464,304	22,678	2,238,630
(1)     Mr. Bhalla's "Total" amount for 2022 includes the $38,427,000 grant date fair value of his one-time stock-based strategic incentive award, which fully vests only upon our attaining specific, aggressive Share price performance goals within a prescribed time period and also includes stay requirements. One-half of the award is payable in Shares and the other one-half is payable in cash based on Share price. For more information on the strategic incentive award, see the Graphical Illustrations at the beginning of this proxy statement and item 10 of the Compensation Discussion and Analysis in this proxy statement.
For a detailed explanation of how the Board's Compensation and Talent Management Committee determined Mr. Bhalla's and each of the NEOs' compensation for 2022 performance, see item 8 of the Compensation Discussion and Analysis.

See the consolidated explanatory text following the Grants of Plan-Based Awards table.

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Grants of Plan-Based Awards in 2022

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anant Bhalla	1/1/2022	875,000	1,750,000	3,500,000
	2/23/2022							24,410	899,997
	2/23/2022	1,125,000
	2/23/2022				33,564	67,128	134,256		2,475,009
	6/30/2022							506	18,510
	11/29/2022				1,200,000				38,427,000
Axel André	1/1/2022	525,000	1,050,000	2,100,000
	2/23/2022							6,509	239,987
	2/23/2022	300,000
	2/23/2022				8,951	17,901	35,802		660,010
	6/30/2022							249	9,103
	12/31/2022							207	9,457
James L. Hamalainen	1/1/2022	412,500	825,000	1,650,000
	2/23/2022							5,370	197,992
	2/23/2022	247,500
	2/23/2022				7,384	14,768	29,536		544,496
	6/30/2022							456	16,689
	12/31/2022							40	1,830
Phyllis J. Zanghi	1/1/2022	251,667	503,333	1,006,666
	2/23/2022							3,255	120,012
	2/23/2022	150,000
	2/23/2022				4,475	8,950	17,900		329,987
	6/30/2022							398	14,565
	12/31/2022							92	4,191
Jeffrey D. Lorenzen	1/1/2022	177,800	355,600	711,200
	2/23/2022							3,445	127,017
	2/23/2022	158,750
	2/23/2022				4,736	9,472	18,944		349,233
	6/30/2022							422	15,427
	12/31/2022							68	3,112
See the consolidated explanatory text following this table.

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Understanding the 2022 Information in the Summary Compensation Table and Grants of Plan-Based Awards in 2022 Table
As SEC rules require, we have reported in the Summary Compensation Table a number of 2022 elements that the executives have not earned and may never be paid to them. Some or all of the Performance RSUs, Time RSUs, and stock options may never become payable or may ultimately have a value that differs substantially from what is reported here.
We have reported in the Summary Table information for each executive for each of the past three year(s) each was a named executive officer for purposes of the proxy statement immediately following that year. We have reported 2022 information in the Grants of Plan-Based Awards in 2022 table (the Grants Table) for each of the NEOs in this proxy statement.
Locating Performance-Based Compensation on the Summary Compensation Table
The "Stock Awards" and "Option Awards" are performance-based because these awards depend on our Share price, increases in our Share price, and other long-term Company performance measures, such as book value and Operating ROE. Awards made during 2022 are reported in the 2022 rows of the Summary Compensation Table.
The "Non-Equity Incentive Plan Compensation" is performance-based because our STIP awards appear here. The 2022 rows report STIP awards for 2022 performance, based on our 2022 annuity deposits; operating income available to common stockholders, excluding notable items; and investment spread of 2.67% (above our maximum goal.
Most of the 2022 amounts in "All Other Compensation" are performance-based because they reflect Deferred Long-Term Incentive awards made during 2022. These awards depend on the long-term performance of our private equity investments made in 2022.

Salary
We have reported the amount of base salary each executive earned in each year indicated in the Summary Compensation Table.
Stock Awards
We have reported the aggregate Grant Date Fair Value of all stock awards granted to each executive during each year indicated in the Summary Table.
We have included the following Stock Awards for each executive on the Summary Compensation Table:
•Performance RSUs at a 2022 Grant Date Fair Value of $36.87 per Share using target performance. February 23, 2022 rows of the Estimated Future Payouts Under Equity Incentive Plan Awards columns of the Grants Table show the threshold, target, and maximum potential number of Shares the executive may earn, depending on our three-year performance against established performance goals. Executives holding Performance RSUs accrue cash-payable dividend equivalents, payable if and when the award vests. We granted Performance RSUs under the American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan (the Equity Plan).
•Time RSUs at a 2022 Grant Date Fair Value of $36.87 per Share. We have reported the number of Shares in these awards in February 23, 2022 rows of the Grants Table All Other Stock Awards column. All Time RSUs vest in full on the third anniversary of their grant date. Executives holding Time RSUs accrue cash-payable dividend equivalents, payable if and when the award vests. We granted Time RSUs under the Equity Plan.
•ESOP Shares at Grant Date Fair Value of $36.57 per Share for awards in the June 30, 2022 rows of the Grants Table, and $45.62 per Share for awards in the December 31, 2022 rows of the Grants Table, the closing prices of a Share of our common stock on the dates the Shares were deposited into that plan for each executive.

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•Mr. Bhalla's November 29, 2022 strategic incentive award with Grant Date Fair Values as shown in the following table:

Stock Price Objective	Total Shares and Units	Grant Date Fair Value Per Share or Unit
$45.00	333,334	$33.61
$50.00	333,332	$32.47
$55.00	333,334	$31.26
$60.00	200,000	$29.91
To the extent the Grant Date Fair Value of any of these awards is based on assumptions, see Note 12 to the Consolidated Financial Statements in our 2022 10-K for more information.
Non-Equity Incentives
The Summary Table shows each executive's 2022 STIP award. We have reported each executive's 2022 STIP threshold, target, and maximum potential awards for 2022 in the January 1, 2022 rows of the Estimated Future Payouts Under Non-Equity Incentive Plan columns of the Grants Table.
All Other Compensation
We have reported the following 2022 All Other Compensation for each executive in the Summary Compensation Table, as applicable:
•2022-2024 Deferred Incentive Plan awards:

Executive	Award ($)
Anant Bhalla	1,125,000
Axel André	300,000
James L. Hamalainen	247,500
Phyllis J. Zanghi	150,000
Jeffrey D. Lorenzen	158,750
These amounts also appear in February 23, 2022 rows of the Estimated Future Payouts Under Non-Equity Incentive Plan columns of the Grants Table.
•employer matching contributions of up to $12,200 to each executive's 401(k) plan accounts;
•gift cards of up to $46 we gave each of our employees during "Customer Service Week", including amounts for each employee to produce a targeted amount net of taxes; and
•perquisites and personal benefits for each executive for whom the company's aggregate incremental cost for all such items exceeded $10,000 in 2022 in accordance with SEC rules:

Executive	Reportable Perquisites and Personal Benefits ($)
Anant Bhalla	125,215
Axel André	17,737
James L. Hamalainen	—
Phyllis J. Zanghi	339,768
Jeffrey D. Lorenzen	—

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These include:
◦limited personal air travel on a corporate plane, which is used in the normal course for executives for business travel, including for effective use of executives' time and maximizing the business impact of their reach to clients, business partners, and other locations. In 2022, Mr. Bhalla's use of the plane for personal air travel was at our incremental cost of $81,429;
◦separation-related professional and legal services and relocation benefits for Ms. Zanghi, totaling $300,000;
◦housing or other living expenses, including apartment and furniture rental, in order to facilitate executives moving themselves and their families to the Des Moines area;
◦limited car, hotel, meal, and event expenses when traveling for business away from home; and
◦no reportable perquisites for Mr. Hamalainen and Mr. Lorenzen, per SEC reporting threshold rules.

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Outstanding Equity Awards at Year-End 2022

	Option Awards				Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anant Bhalla	—	50,000	26.70	1/27/2030
	32,082	64,164	27.40	2/25/2031
	122,025	122,025	27.05	11/19/2030
	43,724	43,723	26.72	1/4/2031
					69,226	3,158,090
							1,548,410	70,638,464
Axel André	14,636	29,273	32.35	9/7/2031
					6,509	296,941
							35,802	1,633,287
James L. Hamalainen	—	36,249	21.98	7/7/2030
	7,753	15,506	27.40	2/25/2031
	49,565	49,564	27.05	11/19/2030
					22,905	1,044,926
							72,376	3,301,793
Phyllis J. Zanghi	2,032	4,064	27.40	2/25/2031
	16,522	16,521	27.05	11/19/2030
	7,345	7,344	31.63	6/2/2031
					4,989	227,598
							24,834	1,132,927
Jeffrey D. Lorenzen	7,877	15,755	27.40	2/25/2031
	24,783	24,782	27.05	11/19/2030
	5,650	5,649	31.63	6/2/2031
					15,663	714,546
							78,810	3,595,312
Option Awards
In each case, in the table above, the stock option's expiration date is the tenth anniversary of its grant date and its exercise price is the closing price of a Share of our common stock on the grant date. Except as otherwise provided below, each executive must maintain continued service in order to attain and retain the right to exercise each option, unless we agree otherwise.
The stock options expiring on November 19, 2030, January 4, 2031, and June 2, 2031 are "Special Performance Vesting Stock Option Grants" made in 2020 or early 2021. For information on those grants, see our 2021 proxy statement. On January 2, 2022, the Share price hurdle was met and 50% of the options awarded on November 19, 2020 vested; on January 4, 2022 and June 2, 2022, respectively, the one-year anniversary of the grant dates, the first 50% of those options vested. The remaining 50% of those option awards vested or will vest on the one-year anniversary of the date the first 50% of the option award vested. Awardholders forfeit these options upon end of employment, unless the termination is (i) due to death, Disability (as defined in the Equity Plan), Retirement (as defined in that plan), or a termination we initiate other than for Cause (as defined in that plan), or (ii) we offer the awardholder a separation agreement that becomes final.

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The right to exercise the other stock options is scheduled to vest on the following schedule:

Expiration Date	Vesting Schedule
January 27, 2030	100% on fifth anniversary of grant date
September 7, 2031	1/3 on each of the first three anniversaries of grant date
February 25, 2031	1/3 on each of the first three anniversaries of grant date
July 7, 2030	100% on third anniversary of grant date

Stock Awards
None of these awards were vested or paid as of December 31, 2022, and they remained subject to continued service unless we agree otherwise. In each case, the hypothetical market value of the unvested awards is based on the Share closing price on December 31, 2022.
Each of these awards accrued dividend equivalents in 2022 payable in cash if and when the award vests:

Executive	2022 Accrued Dividend Equivalent ($)
Anant Bhalla	191,882
Axel André	8,788
James L. Hamalainen	45,828
Phyllis J. Zanghi	10,267
Jeffrey D. Lorenzen	50,359

The awards in the "Equity Incentive Plan Awards" column are unearned Performance RSUs granted in one or more of 2020, 2021 and 2022, depending on the executive and when he or she began employment with us (except for Mr. Bhalla's late-2022 strategic incentive award, described more fully in the Compensation Discussion and Analysis). Each is scheduled to vest at the end of a three-year performance period beginning in the year of grant, subject to continued service and our Compensation and Talent Management Committee's determination of our performance against set goals for the period. Each is reported assuming the maximum performance factor will apply.
The other awards are Time RSUs granted in one or more of 2020, 2021, and 2022, depending on the executive and when the executive began employment with us. Each is scheduled to vest, subject to continued service, in thirds on the first three anniversaries of grant date.

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Option Exercises and Stock Vested in 2022

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anant Bhalla	9,363	373,490
Jeffrey D. Lorenzen	23,381	881,230

We have reported the "Value Realized on Vesting" at the number of Shares vested for each executive in 2022 multiplied by the closing price per Share on the vesting date (or, if the vesting date was not a business day, the immediately prior business day). No stock awards vested for Mr. André, Mr. Hamalainen, or Ms. Zanghi in 2022.
None of the NEOs exercised any stock options during 2022.

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Nonqualified Deferred Compensation in 2022

Name	Plan Name	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Anant Bhalla	Deferred Incentive Plan	1,125,000	281,250	1,406,250
Axel André	Deferred Incentive Plan	300,000	75,000	375,000
James L. Hamalainen	Deferred Incentive Plan	247,500	61,875	309,375
Phyllis J. Zanghi	Deferred Incentive Plan	150,000	37,500	187,500
Jeffrey D. Lorenzen	Deferred Incentive Plan	158,750	39,688	198,438

Under the Deferred Incentive Plan, executive officers receive awards in an initial amount determined by a percentage of the executive’s long-term incentive opportunity our Company’s Compensation and Talent Management Committee approves. For each year’s awards, the committee approves a 3-year performance period “target” and “maximum” return on the private asset investments we made in the first year of the performance period (the Award Year Private Investments), which may be expressed in ranges.
If the Award Year Private Investments return for the 3-year performance period is below target, the awards will earn no returns for the performance period. If the return for that initial period is at target, the awards will earn the same return as the private assets did. If return for that initial period is above target, the awards will earn a multiple of the return: one-and-one-half (1 ½) for above target but less than maximum return, two (2) for the maximum return, and two-and-one-half (2 ½) for above maximum return. For the fourth (4th) and each subsequent year, the awards will earn the same return as the Award Year Private Investments times the multiplier determined by the private assets’ return for the performance period, if any (or no return if the private assets’ return for that year is negative).
Each award vests at the end of the performance period, and any later returns vest annually on crediting, in each case assuming continued employment and upon employment termination in some cases. Awards and earnings also vest upon a Company change-in-control. Otherwise, an awardholder will forfeit any unvested awards and earnings upon end of American Equity employment. Awardholders may choose payment of vested awards and earnings at end of employment or beginning on a specified date, and in a lump sum or in up to fifteen (15) installments.
In the table above:
•the "Registrant Contributions" in the table above are the 2022-2024 Deferred Incentive Plan awards, which are also reported in the 2022 rows of the "All Other Compensation" column of the Summary Compensation Table.
•the "Aggregate Earnings" are the Award Year Private Investments returns for 2022.
•the "Aggregate Balance" is the total of contributions and earnings.
Consistent with SEC rules, none of the earnings or aggregate balance have appeared in our previous Summary Compensation Tables.

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Potential Payments Upon Termination or Change in Control

	Severance Benefits				Change in Control Severance Benefits
Name	Salary-Based ($)	STIP-Based ($)	COBRA Subsidy ($)	Out-placement ($)	Salary-Based ($)	STIP-Based ($)	Stock Option Vesting ($)	Stock Award Vesting ($)	Group Benefits ($)
Anant Bhalla	2,000,000	1,750,000	26,160	30,000	3,000,000	5,250,000	5,207,437	27,004,481	62,317
Axel André	600,000	1,050,000	26,160	30,000	1,200,000	2,100,000	388,453	1,113,584	41,544
James L. Hamalainen	550,000	825,000	26,160	30,000	1,100,000	1,650,000	2,059,849	2,820,365	36,986
Jeffrey D. Lorenzen	508,000	355,600	26,160	30,000	1,524,000	1,066,800	826,287	2,762,975	53,203

Severance Benefits
The left side of table above shows the Severance Benefits each active NEO would have received under existing plans if we had involuntarily terminated his employment with eligibility on December 31, 2022 and any required separation agreement had become final. In light of the hypothetical completion of 2022 performance, we assume we would have paid 2022 STIP in the normal course and do not include any such amounts in the table above. We also do not include amounts for any extant awards the executive would have retained. Our Compensation and Talent Management Committee may, under some circumstances, authorize separation agreements on a terms that vary from existing plans. All payments would have been made net of tax withholding; none of the NEOs is entitled to a tax gross-up.
Under the terms of his offer letter, Mr. Bhalla is eligible for severance if he is terminated other than for Cause, death or disability. "Cause" generally includes (i) willful and continued failure to substantially perform Mr. Bhalla's duties (other than due to incapacity due to physical or mental illness); (ii) conviction of, or entering of a guilty plea or a plea of no contest to, a felony; (iii) willful engagement in illegal conduct or gross misconduct; or (iv) material failure to comply with the Company’s policies or rules, or any agreement between the Company and Mr. Bhalla. Mr. Bhalla is not eligible for such severance benefits if he fails to sign a general release and waiver of claims as part of a termination agreement that contains standard provisions including a non-disparagement provision and/or if he does not allow the release and waiver to become fully effective. The severance payable under Mr. Bhalla’s offer letter would have equaled (a) twenty-four (24) months of salary and (b) 2022 STIP target opportunity.
Each of the other NEOs are eligible for severance under our American Equity Transition Benefit Plan (the Transition Plan) if we determined that we had involuntarily terminated the executive due to job elimination, job modification, or poor fit. The Severance Benefits would have been equal to 52 weeks of salary, plus an amount determined with reference to the executive's target STIP opportunity, plus the executive's COBRA benefits continuation contribution rate for the first 12 months after termination of employment, plus outplacement assistance at our cost of no more than $30,000.
Change in Control Severance Benefits
The right side of the table above shows the Change in Control Severance Benefits each active NEO would have received if we had undergone a change in control on December 31, 2022 and each active NEO had ended employment with severance eligibility on that date.
We entered into change in control agreements with a small group of senior executives, including each of the NEOs. Each is filed as an exhibit to our 2022 10-K. Under these agreements, we would have provided payments and benefits upon discharge without Cause or voluntary resignation by the executive for Good Reason following a change in control. NEOs who had received Change in Control Severance would not receive severance under the Transition Plan.

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Under the agreements:
•a "change in control" includes certain concentrations of our ownership, certain changes in a majority of our Board members, certain mergers with another entity, and certain sales of substantially all of our assets.
•"Cause" generally includes (i) the executive’s willful and continued failure to substantially perform the executive’s duties (other than a failure resulting from the executive’s incapacity due to physical or mental illness), after a written demand for substantial performance from the Board of Directors; (ii) the final conviction of the executive of, or an entering of a guilty plea or a plea of no contest by the executive to, a felony; or (iii) the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.
•"Good Reason" generally means any of the following without the executive’s consent and subject to certain notice and cure periods: (i) subject to certain exceptions, the assignment to the executive of any duties inconsistent with the executive’s position, including any change in status, authority, duties or responsibilities or any other action that results in a material diminution in such status, authority, duties or responsibilities; (ii) a reduction in the executive’s base salary; (iii) the relocation of the executive’s office to a location more than 50 miles from West Des Moines, Iowa; (iv) unless a plan providing a substantially similar compensation or benefit is substituted, (a) the Company’s failure to continue in effect any fringe benefit or compensation plan, retirement plan, life insurance plan, health and accident plan or disability plan in which the executive is participating prior to the change in control which adversely affects the executive’s total compensation in a material manner, or (b) the Company’s action that adversely affects the executive’s participation in or materially reduces or deprives him of his benefits under, such plans; or (v) the Company’s failure to obtain the assumption of the change in control agreement in writing by a successor.
During the term of the agreement and the period in which the executive would have been entitled to receive salary-based payments, the executive would have been prohibited from (i) soliciting or enticing any other employee to leave us or our affiliates to go to work for any competitor, or (ii) requesting or advising a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.
Change in Control Severance Benefits would have included:
•a cash lump sum equal to three years' salary (or two years, for Mr. André and Mr. Hamalainen);
•a cash lump sum equal to three times (or two times, for Mr. André and Mr. Hamalainen) the executive’s target STIP award;
•automatic vesting of (i) unvested stock options (we reported these at year-end 2022 closing stock price less option exercise price), and (ii) the first tranche only of the unvested cash and Shares in Mr. Bhalla's Strategic Incentive Award and each executive's Time RSUs and Performance RSUs at target performance levels (we report these at year-end 2022 Share closing price); and
•continuation of health, dental and life insurance benefits during the salary continuation period, which we report at our estimated cost.
All payments would have been made net of tax withholding; none of the NEOs is entitled to a tax gross-up. If an executive's payments and benefits would have been an "excess parachute payment" for purposes of Section 280G of the Code, we would have reduced Change in Control Severance Benefits to the highest amount that could be paid without triggering Section 280G of the Code or, if greater, receive the after-tax amount of the payment taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes. None of the amounts above reflects the impact of any such reduction.

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Ms. Zanghi
We entered into a mutually agreed separation arrangement with Ms. Zanghi under which Ms. Zanghi resigned from her executive responsibilities effective December 31, 2022, and left the Company effective February 28, 2023. The agreement includes various other provisions beneficial to the Company, including but not limited to extended post-employment non-solicitation protections. In exchange, we specified Ms. Zanghi's 2022 STIP payment and 2022-based Deferred Incentive Plan award, each in consideration of strong 2022 performance as Chief Legal Officer, as well as provided perquisites and personal benefits; each of these are disclosed and detailed on the Summary Compensation Table, as applicable. We also agreed to pay Ms. Zanghi severance pay of $825,000 and a COBRA-related payment of $20,000. Pursuant to the arrangement, and in consideration of Ms. Zanghi's performance during 2022 on projects of a long-term nature, like the execution of the Company’s reinsurance strategy, Ms. Zanghi earned a performance bonus for her services during 2023 of $533,333 and long-term incentive awards granted during 2023 (subject to applicable Company and Share performance criteria) valued at grant at $1.1 million. Ms. Zanghi also retained her extant long-term incentive awards.

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CEO Pay Ratio
SEC rules require that we disclose the ratio of the total compensation of our Chief Executive Officer to that of the median employee. We and other companies use reasonable estimates, assumptions, and methods consistent with SEC rules to prepare information that we believe best fits our circumstances, rather than a rigid, uniform approach. As a result, we believe that comparisons between this information and other companies' disclosure will not necessarily be useful.
Since the median employee we disclosed in our 2021 proxy statement has departed our Company, our median employee is different from whom we used to calculate our pay ratio for 2021. To identify our median employee, we identified everyone we consider an employee under relevant U.S. tax rules at year-end 2022, which covered approximately 930 entirely-U.S.-based employees. We totaled each employee's salary earnings in 2022 and cash incentives paid during 2022, and annualized for employees who served for only part of 2022. We did not make any cost-of-living adjustments or account for any regional pay differences.
We calculated our median employee’s total compensation under the SEC rules required for our Chief Executive Officer on the Summary Compensation Table. We then added $20,508, our cost for company-provided group medical insurance for our Chief Executive Officer, and $7,840 on the same basis for our median employee. Using this methodology, our median employee’s 2022 total compensation was $107,670 and our Chief Executive Officer’s 2022 total compensation was $50,163,947. The resulting ratio of our Chief Executive Officer’s total compensation to the median employee total compensation was approximately 466:1. Excluding the grant date fair value of our Chief Executive Officer's late-2022 strategic incentive award, payable only on significant, sustained increases in our Shares over five years, our Chief Executive Officer's 2022 total compensation was $8,145,280, and the resulting ratio to the median employee total compensation was approximately 76:1. Given the unique, one-time nature of our CEO’s strategic incentive award that has a 5 year performance horizon on it, we believe this should be excluded for compensation comparison or benchmarking purposes.

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Pay Versus Performance

Year	Summary Compensation Table Total for PEO 1 (1) ($)	Compensation Actually Paid to PEO 1 (1) (6) ($)	Summary Compensation Table Total for PEO 2 (2) ($)	Compensation Actually Paid to PEO 2 (2) (6) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (3) (6) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (7) ($ mil)	Operating ROE (5) (7) (%)
							Total Shareholder Return (7) ($)	Peer Group Total Shareholder Return (4) (7) ($)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	46,595,558	59,692,274	—	—	2,270,456	3,055,107	157.12	123.46	1,177.27	9.65
2021	7,625,826	15,232,619	—	—	1,878,244	2,946,509	132.82	120.04	430.32	10.75
2020	9,417,160	9,751,778	1,377,970	1,285,733	2,324,591	2,393,601	93.47	90.20	637.95	12.16
(1)PEO 1: Anant Bhalla, CEO and President
(2)PEO 2: John M. Matovina, Former CEO and President
(3)The following (non-PEO) NEOs are reflected in the averages in columns (d) and (e):
•For 2022: Axel André, James L. Hamalainen, Phyllis J. Zanghi, and Jeffrey D. Lorenzen
•For 2021: Axel André, Ronald J. Grensteiner, James L. Hamalainen, Ted M. Johnson, Jeffrey D. Lorenzen, and Tolga Uzuner
•For 2020: James L. Hamalainen, Ted M. Johnson, Jeffrey D. Lorenzen, and Renee D. Montz
(4)Represents weighted peer group total shareholder return (TSR) (weighted according to the respective issuers’ stock market capitalization at the beginning of each period for which a return is indicated), using the peer group listed in the CD&A for each respective period. See Question and Answer 17 of the CD&A in this proxy statement for the composition of and rationale for the 2022 peer group and for changes from the prior peer group, and similar disclosure in prior proxy statements regarding earlier peer groups.
(5)The most important financial performance measures we used to link compensation actually paid to our NEOs for the most recently completed fiscal year, to our performance are:

Profitability: Operating ROE and Operating Earnings
Book Value Per Share
Capital Return to Shareholders
Reinsured Liabilities
Investment Spread
See Appendix A for definition of non-GAAP financial measures.

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(6)The following table illustrates the amounts added to and deducted from the Summary Compensation Table totals for the principal executive officers and Summary Compensation Table total average of the remaining named executive officers for the years presented in accordance with the SEC’s methodology for calculating "compensation actually paid":

	Fiscal Year	Summary Compensation Table Total ($)	DEDUCT Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year ($)	ADD Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year ($)	ADD Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years ($)	ADD Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year ($)	ADD Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)	DEDUCT Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)	Compensation Actually Paid ($)
PEO 1	2022	46,595,558	(41,820,516)	50,517,358	4,339,714	—	60,159	—	59,692,274
	2021	7,625,826	(3,863,120)	6,968,603	4,486,235	—	15,074	—	15,232,619
	2020	9,417,160	(5,769,042)	6,103,660	—	—	—	—	9,751,778
PEO 2	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—
	2020	1,377,970	(96,392)	—	163,496	—	(159,341)	—	1,285,733
NEO	2022	2,270,456	(660,777)	781,224	686,178	—	(21,974)	—	3,055,107
	2021	1,878,244	(961,350)	1,338,176	749,986	—	(58,548)	—	2,946,509
	2020	2,324,591	(1,345,245)	1,477,010	34,304	—	(97,059)	—	2,393,601
(7)    Over the time period disclosed in the Pay Versus Performance table:
•the PEO and other NEO "Compensation Actually Paid" generally correlated positive with our TSR and the peer group TSR.
•the PEO and other NEO "Compensation Actually Paid" generally did not generally correlate positively with our Net Income due to the impact of fair value accounting for our fixed index annuity business on our Net Income, which results in volatility that is not economic in nature but rather impacts the timing of reported results; these are among the adjustments we make to Net Income to arrive at our Operating Earnings, which we regard as a more useful measure for reviewing our business performance.
•PEO and NEO "Compensation Actually Paid" did not correlate positively with our Operating ROE from 2020 to 2021 due in part to the impact of the changes in fair value of outstanding option and stock awards during 2021 on the "Compensation Actually Paid" as defined under SEC rules; without such impact, the correlation would have been positive.
•The PEO "Compensation Actually Paid" did not correlate positively with our Operating ROE from 2021 to 2022 due in part to the PEO's late-2022 strategic incentive award, payable only on significant, sustained increases in our Share price over five years.

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Proposal 4
Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company’s Named Executive Officers
In accordance with Section 14A of the Exchange Act, this proposal will give shareholders the opportunity to express their preference for how frequently they will cast an advisory vote to endorse or not endorse the compensation paid to our NEOs, as disclosed from time to time pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables and narrative discussion. Shareholders may cast a vote in favor of a frequency of one year, two years, or three years, or they may abstain.
We current hold such a vote annually. The Board recommends a vote in favor of an annual advisory vote because an annual vote will allow shareholders to provide direct input on the Company’s compensation policies and practices, and the resulting compensation for the NEOs, every year. Shareholders would have the opportunity to consider the o most recent compensation decisions in the context of its pay for performance philosophy and focus on increasing long-term shareholder value, and to provide feedback to the Company in a timely way.
Because the frequency vote is advisory, the result will not be binding on the Board of Directors or the Company. The Board will, however, take into account the outcome of the vote when it determines the frequency with which future advisory votes on executive compensation will be held. The Board expects to make its determination and disclose its decision to shareholders within 150 days of the Annual Meeting.
The next shareholder advisory vote on the frequency of advisory votes on the Company’s compensation of named executive officers will be in 2029, or earlier if the Board so determines.
The Compensation and Talent Management Committee believe that an annual advisory vote on executive compensation is in the best interests of the Company and its shareholders. Accordingly, our Compensation and Talent Management Committee directors recommend that you vote in favor of a ONE YEAR frequency for future advisory votes on executive compensation.

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Proposal 5
Approval of the American Equity Investment Life Holding Company
2023 Equity Incentive Plan

The Board of Directors (the "Board") is requesting shareholder approval of the American Equity Investment Life Holding Company 2023 Equity Incentive Plan (the Proposed Plan).
The text of the Proposed Plan is identical to that of the (current) Equity Plan, except:
•Number of Shares. The number of Shares reserved for issuance under the Proposed Plan would be three million (3,000,000). None of the Shares remaining under the Equity Plan, or forfeited or withheld under the Equity Plan, would be available for awards under the Proposed Plan. If approved, the additional Shares will promote a sufficient reserve of Shares remaining available for issuance to allow us to continue to use equity awards to attract and retain the services of key employees and Directors who are essential to the Company's long-term success.
•Plan Term. Unless sooner terminated by the Board, the Proposed Plan would terminate on May 31, 2033, which is 10 years later than the (current) Equity Plan. This will permit the Compensation and Talent Management Committee, and Board, to continue to utilize equity-based compensation as part of our employee and non-employee Director compensation program.
The Compensation and Talent Management Committee of the Board, and the Board of Directors approved the Proposed Plan, subject to shareholder approval. If a quorum exists, action on this proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. The Board of Directors unanimously recommends you vote FOR approval of the Proposed Plan.
Additional Information Regarding the Share Reserve in the Proposed Plan
We rely on equity awards generally in the form of Performance RSUs and Time RSUs for employees and time-based Restricted Stock for Directors. Please see the CD&A in this proxy statement for information on our practices in making equity awards to NEOs, the Director Compensation disclosure in this proxy statement regarding 2022 equity awards to non-employee Directors, and the Equity Compensation Plan Information at December 31, 2022 disclosure in this proxy statement regarding the number of Shares issuable under existing Equity Plan awards and the number of Shares remaining available for issuance under the Equity Plan. Please also see Note 12 to the Consolidated Financial Statements of our 2022 Form 10-K for information on the Company's share-based compensation plans for the previous three fiscal years.
In determining the number of Shares reserved under the Proposed Plan, management and the Compensation and Talent Management Committee evaluated Share usage, burn rate, overhang (dilution), and the existing outstanding equity awards. The Compensation and Talent Management Committee and management believe the increased dilution that may result from the Share increase remains consistent with shareholder interests.
Burn rate, or the percentage obtained by dividing the total equity awards granted in a fiscal year by the weighted average Shares of common stock outstanding for the fiscal year used in the computation of earnings per common share—assuming dilution, is a measure that shows how rapidly a company is depleting the Shares reserved for its equity compensation plans. Our burn rate averaged 1.41% over the last three fiscal years. Our burn rate, using the Institutional Shareholder Services formula which applies an adjustment factor based on annual volatility to full value awards, averaged 1.06% over the last three fiscal years.

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Overhang measures potential shareholder dilution and is equal to the number of Shares subject to outstanding equity awards, plus the number of Shares available to be granted, divided by the total Shares of common stock outstanding at the end of the year. Over the last three fiscal years, our overhang has averaged 5.1% (4.8% for the year ending December 31, 2022). If the Share reserve requested in the Proposed Plan is added to the number of Shares available for grant at April 1, 2023, our overhang as of that date would be 8.7%.
As of March 31, 2023, we had:
•1,737,872 unexercised stock options with a weighted-average exercise price of $28.19 and a weighted-average remaining term of 7.8 years.
•1,706,952 unvested stock-payable RSUs (including Performance RSUs at target).
•94,598 Shares remaining available to grant under the Equity Plan.
Due in part to our strategic transformation and new employment and development of a wide variety of experts, we make awards to management employees at several levels of our organization, including to many who are not executive officers. Approximately 125 of our 930 employees (over 13%) received long-term incentive awards during 2022, an increase from prior years.
Once shareholders approve the Proposed Plan, we will not grant further awards under the (existing) Equity Plan. In the event we make Share awards under the Equity Plan after March 31, 2023 through the date shareholders approve the Proposed Plan, we will reduce the Proposed Plan Share reserve by any shares necessary, on a one-to-one basis, to account for those awards.
Material Features of the Amended and Restated Plan
The following is a summary of certain provisions of the Proposed Plan and is qualified by reference to the complete text of the amended and restated Plan, which is included as Appendix B to this proxy statement and is incorporated herein by reference.
Administration. The amended and restated Plan will continue to be administered by the Compensation and Talent Management Committee (in this description, the Compensation Committee). The Compensation Committee has discretionary authority, subject only to the express provisions of the amended and restated Plan, to (i) interpret the amended and restated Plan; (ii) determine eligibility and grant awards; (iii) determine, modify or waive the terms and conditions of any award; (iv) prescribe forms, rules and procedures; and (v) otherwise do all things necessary to fulfill the purposes of the amended and restated Plan.
Subject to certain limitations, the Compensation Committee may delegate to one or more officers of the Company the authority to select participants to receive awards under the amended and restated Plan and to grant such employee participants awards on such terms and conditions, not inconsistent with the terms of the amended and restated Plan, as such officer or officers will determine.
Participation and Eligibility. The Compensation Committee will continue to select employees and will be permitted to select non-employee Directors who will be granted awards under the amended and restated Plan on the basis of their past, current and anticipated contributions to the creation of value for the Company and its shareholders. Such employees and non-employee Directors include employees and non-employee Directors of the Company and our Affiliates. No other service providers, such as independent contractors, are eligible to participate in the amended and restated Plan. As of December 31, 2022, we had 930 employees, and as of April 28, 2023 we had 9 non-employee Directors.

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Number of Shares and Share Recycling. The amended and restated Plan provides for issuance of up to 3,000,000 Shares. Each Share issued pursuant to an award under the amended and restated Plan will be counted against the Shares authorized for issuance under the amended and restated Plan. Awards may consist of stock options, stock appreciation rights (SARs), restricted stock awards (RSAs) or restricted stock units (RSUs) to employees or non-employee Directors, provided that non-employee Directors are not eligible to receive incentive stock options (ISOs). The maximum number of Shares subject to stock options granted to any participant, and that may be granted as SARs, RSAs and RSUs to any participant, will not exceed an aggregate of 400,000 Shares in any calendar year for employee participants and an aggregate of 25,000 Shares in any calendar year for non-employee Director participants.
The amended and restated Plan provides for the reversion of Shares to the amended and restated Plan only if awards expire, are terminated or are canceled without having been exercised or settled in full, or if Shares are forfeited or repurchased by the Company for an amount not greater than the participant's purchase price. Awards settled in cash or other property (other than Shares) will continue to result in Shares not being deemed to have been issued, and such Shares will again be available for issuance under the amended and restated Plan. Shares withheld from an award to satisfy tax obligations or pay the exercise price of an award will not be available for issuance under the amended and restated Plan. Additionally, any Shares that are repurchased by the Company using proceeds received by the Company from the exercise of any stock options or SARs or from the payment of any purchase price with respect to any other award will not be added to the aggregate number of Shares available for awards under the amended and restated Plan.
In the event of a stock dividend or other similar distribution of Company securities, a stock split or other combination of Shares, recapitalization, conversion, reorganization, consolidation, spin-off, merger, exchange of stock, or certain other changes in the capital structure of the Company or other occurrences or events, the Compensation Committee will continue to make appropriate adjustments to the maximum number of Shares that may be delivered with respect to awards under the amended and restated Plan, the number and kind of Shares or securities subject to awards then outstanding or subsequently granted, the exercise prices or base values relating to outstanding awards, and any other provision of awards affected by such change.
Stock Options. Stock options granted under the amended and restated Plan will be either ISOs or Non-Qualified Stock Options (NQSOs) as designated by the Compensation Committee. The exercise price of stock options may not be less than 100% of the fair market value of a Share on the date of grant, and may not be less than 110% of fair market value of a Share on the date of grant for ISOs granted to employees described in Section 422(b) of the Code. The option period for options granted to participants will be determined by the Compensation Committee subject to certain statutory requirements for ISOs and provided that an option shall not be exercisable after ten years from its date of grant. Up to 3,000,000 Shares available under the amended and restated Plan may be made subject to the grant of ISOs.
SARs. The Compensation Committee may grant rights to receive any excess in value of Shares over the base value of the rights. SARs will be settled in cash, Shares or other securities of the Company. The base value of each SAR will not be less than 100% of the fair market value of a Share on the date of grant. The expiration date for each SAR shall not be more than ten years from the date of grant.
RSAs. The Compensation Committee may grant awards of Shares subject to forfeiture and determine the duration of the period during which, and the conditions under which, the Shares may be forfeited and the other terms and conditions of such awards.
RSUs. The Compensation Committee may grant awards consisting of units representing Shares. Each RSU represents the unfunded and unsecured commitment of the Company to deliver to the participant at a specified future date or dates one or more Shares or, if specified in the award, cash equal to the fair market value of the award, subject to the satisfaction of any vesting and other terms and conditions established with respect to the award by the Compensation Committee.

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Dividends and Cash Settlement. The Compensation Committee may provide that any award includes dividends or dividend equivalents payable (in cash or in the form of awards under the amended and restated Plan) currently or deferred with or without interest and may also provide for cash settlement of awards. Under the Proposed Amendments, dividends or dividend equivalents may only become payable if (and to the extent that) the underlying award vests.
Vesting. The Compensation Committee will establish a specific vesting schedule in the applicable agreement evidencing the grant of any awards. Subject to the provisions of the amended and restated Plan, vesting generally will automatically accelerate upon termination due to the participant's death, disability or retirement.
Minimum Vesting Period. The amended and restated Plan generally requires a minimum vesting period of one year from the date of grant for awards granted under the amended and restated Plan. The Compensation Committee may grant awards that vest within a year due to certain circumstances as specified in the amended and restated Plan. Additionally, up to 5% of the Shares authorized for issuance under the amended and restated Plan can be granted with a vesting period of less than one year.
Termination of Employment or Director Service. Unless expressly provided otherwise by the Compensation Committee, upon a participant's termination other than by reason of death, disability, retirement (with respect to RSAs and RSUs), or certain events in connection with a Change in Control, as described in the amended and restated Plan, a participant's awards requiring exercise will generally cease to be exercisable and will terminate to the extent such awards are unvested, will be limited to the Shares purchasable as of the date of the termination and, to the extent not already fully vested, will be forfeited. Generally, award privileges expire sixty days from the date of termination unless modified by the Compensation Committee. Upon a termination of an employee for cause, awards terminate at the commencement of business on the date of such termination.
Performance-Based Awards. Awards may be granted subject to the achievement of predetermined performance criteria, as may be determined by the Compensation Committee. Performance objectives may be described in terms of Company (consolidated), Affiliate or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria.
Change in Control. Unless otherwise provided in the applicable award agreement, in the event of a Change in Control, the Compensation Committee will provide for the assumption, substitution or continuance of some or all of the outstanding awards under the amended and restated Plan or, alternatively, the cash out and termination of such awards, pursuant to the terms of the amended and restated Plan.
Employee Awards. Awards then outstanding under the amended and restated Plan that have been granted to employees will not be subject to cancellation, acceleration of vesting, lapse of restrictions, payment or settlement so long as such awards are honored, assumed or substituted by a successor in accordance with the amended and restated Plan (such honored, assumed or substituted awards are hereinafter called "Alternative Awards"). Alternative Awards must have substantially equivalent economic value as the original award and must satisfy several conditions including providing the participant with rights and entitlements that are substantially equivalent or better than the rights, terms and conditions applicable under the original award.
If outstanding employee awards are not honored, assumed or substituted, unless otherwise provided in the applicable award agreement or specifically prohibited under law or by the rules and regulations of the applicable exchange on which the Shares are then publicly traded, the vesting or exercisability of each outstanding award will automatically accelerate and become fully vested or exercisable for the full number of Shares purchasable or cash payable under the award to the extent not previously exercised and will remain exercisable for the original term of the award. For awards with performance periods that have been completed as of the date of the Change in Control but not yet paid, performance criteria will be deemed to be achieved at actual performance. Unless otherwise provided in the applicable award agreement, for awards with performance periods that are in progress as of the date of the Change in Control, performance goals will be deemed to be achieved at 100% of target levels for the entire performance period (not pro-rata).

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Non-employee Director Awards. Unless otherwise provided in the applicable award agreement, each award then outstanding under the amended and restated Plan that was granted to a non-employee Director, will become fully vested and, if applicable, exercisable and the restrictions, payment conditions and forfeiture conditions applicable to any such award will lapse.
Successors. Any obligations of the Company or an Affiliate under the amended and restated Plan with respect to awards granted thereunder will be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.
Limited Transferability of Awards. No award may be transferred other than by will or the laws of descent and distribution and may be exercised during the life of a participant only by the participant, except that, as to stock options other than ISOs, the Compensation Committee may in its sole discretion permit certain transfers to the participant's family members, to certain entities controlled by the participant or his or her family members or to a trust or similar vehicle for the benefit of the participant's family members. Moreover, RSUs may not be sold, assigned, pledged or otherwise encumbered and RSAs may not be sold, assigned, pledged or otherwise encumbered before their restrictions lapse.
Repricing Prohibited. The repricing of stock options or SARs, including canceling an outstanding stock option or SAR grant in exchange for cash, other property or awards or providing a new grant in substitution, is prohibited by the amended and restated Plan. This provision cannot be amended without shareholder approval.
Cancellation and Rescission of Awards and Forfeiture Events. Unless otherwise specified in an applicable award agreement, the Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any unexpired or unpaid award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the amended and restated Plan, or in the case of an employee participant, if the employee participant engages in any detrimental activity. In addition to any forfeiture provisions otherwise applicable to an award, an employee participant's right to any payment or benefits with respect to an award is subject to reduction, cancellation, forfeiture, clawback or recoupment (a) in accordance with any clawback, recoupment or similar policy of the Company as in effect from time to time or (b) as required by applicable law.
Amendment. The Compensation Committee may amend, suspend or terminate the amended and restated Plan or any portion thereof at any time, subject to any shareholder approval the Compensation Committee deems necessary to comply with any law or the listing standards and rules of the applicable exchange on which the Shares are then publicly traded. No such amendment, modification or termination may materially and adversely affect the rights of any participant under any award previously granted without his or her consent, with limited exceptions, such as upon a change in control.
Term. Unless sooner terminated by the Board, the amended and restated Plan will expire on May 31, 2033, and no awards may be granted after such date.
Federal Tax Consequences. The following paragraphs are a summary of the general federal tax consequences to U.S. taxpayers and the Company of equity awards granted under the Proposed Plan. Tax consequences for any particular individual may be different. As the rules governing the tax treatment of such awards are quite technical, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions and their interpretations are subject to change, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.
NQSOs. Under current federal income tax regulations, no income tax consequences will be recognized by either the participant or the Company upon the grant of a NQSO. Upon the exercise of an NQSO, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise cost of the NQSO. The gain or loss realized by the participant upon the subsequent sale of the Shares acquired upon exercise of an NQSO will constitute short- or long-term capital gain or loss, depending on the length of time the Shares were held after exercise.

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ISOs. Under current federal income tax regulations, no taxable income is generally reportable when an ISO is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for NQSOs). If the participant exercises the ISO and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise cost will be taxed as capital gain or loss. In such case, the Company is not entitled to a corresponding income tax deduction.
If the participant exercises the ISO and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above (a "disqualifying disposition"), the participant generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise cost of the option. In no event, however, will the amount of this ordinary income exceed the difference between the exercise cost of the ISO and the amount realized on such disqualifying disposition. Any remaining gain or loss will be treated as a short- or long-term capital gain or loss, depending upon how long the participant holds the Shares.
SARs. Under current federal income tax regulations, no income tax consequences will be recognized by either the participant or the Company upon the grant of a SAR. Upon exercise of a SAR, the participant will recognize ordinary income in an amount equal to the fair market value of any cash, Shares or other securities of the Company received. The gain or loss, realized by the participant upon the subsequent sale of any Shares acquired upon exercise of a SAR will constitute short- or long-term capital gain or loss, depending on the length of time the Shares were held after exercise.
RSAs. Under current federal income tax regulations, unless a participant who receives an RSA makes an election under Section 83(b) of the Code ("Section 83(b)"), generally no income tax consequences will be recognized by either the participant or the Company upon the grant of an RSA. On the date the restrictions lapse and the Shares vest (that is, become transferable and no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the Shares on that date over the amount, if any, paid for those Shares.
If a participant makes a Section 83(b) election to recognize ordinary income on the date the RSA is granted, the amount of ordinary income recognized is an amount equal to the excess, if any, of the fair market value of the Shares on the date of grant over the amount, if any, paid for those Shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the Shares vest.
The gain or loss realized by the participant upon a subsequent sale of the Shares after the vesting date of the RSAs, will constitute short- or long-term capital gain or loss, depending on the length of time the Shares were held after the vesting date if no Section 83(b) election was made and after the grant date if a Section 83(b) election was made.
RSUs. Under current federal income tax regulations, generally no income tax consequences will be recognized by either the participant or the Company upon the grant of an RSU. On the date the RSU settles, the participant will recognize ordinary income in an amount equal to the fair market value of the RSU as of the vesting date or the date of the Compensation Committee's certification of the performance. The gain or loss, realized by the participant upon a subsequent sale of the Shares after the vesting date of the RSUs, will constitute short- or long-term capital gain or loss, depending on the length of time the Shares were held after the settlement date.
Dividends and Dividend Equivalents. Dividend and dividend equivalents are generally taxable as compensation (ordinary income), and not dividend income, when received by the participant.
General Tax Effect for the Company or an Affiliate. The Company or an Affiliate generally will be entitled to an income tax deduction in connection with an award under the Proposed Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of an NQSO). Moreover, if a participant recognizes ordinary income due to a disqualifying disposition of an ISO, the Company would generally be entitled to an income deduction in the same amount.

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Tax Withholding. Any ordinary taxable income realized by an employee participant will generally be subject to income and payroll tax withholding by the Company at the time the taxable income is recognized by the employee participant. The Compensation Committee may allow for the satisfaction of such tax withholding obligations with Shares, including Shares retained by the Company from the settlement of an award.
Section 409A. Awards under the Proposed Plan are intended either to be exempt from the rules of Section 409A of the Code ("Section 409A") or to satisfy those rules and will be construed accordingly. Granted awards may be modified at any time, in the Compensation Committee's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A.
New Plan Benefits
Awards under the Proposed Plan are discretionary and depend on a number of factors including the fair market value of a Share on future dates. Accordingly, the benefits that will be granted or paid under the Proposed Plan are not currently determinable.
Registration with the SEC and Listing with the NYSE
We intend to file a registration statement on Form S-8 with the SEC and a listing application with the New York Stock Exchange (NYSE) covering the Shares that will be reserved for issuance under the Proposed Plan.

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Additional Information

Accessing Proxy Materials for the 2023 Annual Shareholder Meeting
We released this proxy statement (which includes the Notice of Internet Availability of Proxy Materials (the Notice)) to shareholders on April 28, 2023, and will mail a hard copy to our shareholders on or about May 2, 2023. We are making this proxy statement and our 2022 Annual Report to Shareholders available on the Internet instead of mailing a printed copy to each shareholder. The Notice includes instructions to access and review all of the information contained in these documents on the Internet, as well as how to submit a proxy on the Internet.
To request a printed copy of our proxy materials, follow the Notice instructions. Shareholders may request to receive proxy materials either in hard copy or electronically by email, and either choice will remain in effect until the shareholder terminates it. Choosing to receive proxy materials by email will save paper, printing costs, and mailing costs, and will conserve resources.

Voting at the 2023 Annual Shareholder Meeting
Only shareholders as of the close of business on the record date, April 12, 2023, will be entitled to vote at the 2023 Annual Shareholder Meeting.
If you vote by proxy, the individuals named on the proxy card will vote your Shares in the manner you indicate.
If you are a registered shareholder (that is, you own Shares in your own name and not through a bank, broker, or another record holder), you may vote without attending the meeting in person by telephone, through the Internet, or by completing a paper proxy card and returning it by mail. Please see the Notice of Annual Meeting in this document or your proxy card for instructions on how to access the telephone and Internet voting systems.
If you hold your Shares in "street name" through a bank, broker, or other record holder, including through our ESOP, your record holder will advise you how you can vote without attending the meeting in person.
You may revoke your proxy at any time prior to the close of voting at the Annual Shareholder Meeting, either in person at the Annual Shareholder Meeting, by writing delivered to our Corporate Secretary, by telephone, or through the Internet, by withdrawing your proxy or granting a proxy bearing a later date.
If you return the proxy card without indicating your instructions on how to vote your Shares, the proxies will vote your Shares as follows:
•FOR the election of the four director nominees;
•FOR the ratification of the appointment of EY as our independent registered public accounting firm for 2022; and
•FOR the approval of the compensation of our NEOs as disclosed in this proxy statement.
•for ONE YEAR frequency of future votes to approve the compensation of our named executive officers as disclosed in future proxy statements.
•FOR the approval of the American Equity Investment Life Holding Plan 2023 Equity Incentive Plan.
If any other matter is presented at the Annual Shareholder Meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement was printed, we knew of no other matters to be addressed at the Annual Shareholder Meeting.
If you attend the Annual Shareholder Meeting in person, you may either vote by proxy in advance as described above or you may vote in person at the Annual Shareholder Meeting. We encourage you to vote by telephone or through the internet using the instructions in the Notice of Internet Availability of Proxy Materials and on your proxy card.

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Quorum and Votes Required at the Annual Shareholder Meeting
We will have a quorum at our Annual Shareholder Meeting if a majority of the Shares issued and outstanding and entitled to cast votes on at least one matter at the meeting is present in person or by proxy. Shares whose vote is abstained, withheld for any director, and broker non-votes, will count for quorum purposes. We have appointed Alliance Advisors, L.L.C. inspector of the election. Our by-laws provide for confidential voting. In accordance with our articles of incorporation, stockholders do not have the right to cumulate their votes for the election of directors.
If you hold Shares in the name of a bank, broker or another record holder, your record holder will provide instructions on how to vote your Shares. Your record holder may exercise discretion to vote your Shares on Proposal 2, a "routine matter," even if you provide no instructions. Each of the other proposals are not "routine matters;" record holders may not vote your Shares on these matters unless you give them voting instructions.
Assuming a quorum is present, directors will be elected (Proposal 1) by a plurality of the votes cast by the Shares entitled to vote, and a plurality of votes will express the plurality's preference on the frequency of future advisory votes to approve the compensation of our named executive officers as disclosed in future proxy statements. Each of the other proposals will be approved if the votes cast in favor exceed the votes cast opposing. In each case, any abstentions and broker non-votes will have no effect on the outcome.
We expect to announce preliminary voting results at the Annual Shareholder Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Proxy Solicitation Costs for the 2023 Annual Shareholder Meeting
We have retained Alliance Advisors, LLC to assist with the solicitation of proxies from shareholders and will pay a fee of approximately $25,000, plus expenses, for these services. We will also reimburse banks, brokers, and other record holders for their costs of sending our proxy materials to beneficial owners. Our directors, officers or other employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication, but will not receive any additional compensation for such services.

Householding
The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more shareholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This "householding" saves paper, printing costs, and mailing costs, and conserves resources. Certain of our shareholders whose Shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate set of proxy materials now or in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Investor Relations, at 6000 Westown Parkway, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602) and indicate your name, the name of each of your brokerage firms or banks where your Shares are held, and your account numbers.

Shareholder Communications
Shareholders may communicate with us by writing to our Investor Relations Department at 6000 Westown Parkway, West Des Moines, Iowa 50266. Shareholders interested in communicating with our Board of Directors, any committee of the Board of Directors, any individual director, or any group of directors should send written correspondence to American Equity Investment Life Holding Company Board of Directors, c/o Corporate Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266. Assuming our Corporate Secretary concludes that the communication discusses business or other matters relevant to our Board's activities, we will distribute a copy (or summary) of it to the addressees.

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Our 2022 10-K
Our 2022 Annual Report on Form 10-K (including our audited consolidated financial statements and financial statement schedules) is available online at www.american-equity.com under "Investor Relations." Any shareholder who wants a hard copy, free of charge, may contact Investor Relations at 6000 Westown Parkway, West Des Moines, Iowa 50266 (1-888-221-1234, ext. 3602).

Shares Outstanding as of the Record Date
We have a single class of voting common stock, $1 par value per share, of which 77,762,528 Shares were outstanding at close of business on the record date, and therefore entitled to vote at the Annual Shareholder Meeting. Each Share is entitled to one vote.

Security Ownership of Management as of the Record Date
The following table reports beneficial ownership of our common stock as of April 12, 20223 to the best of our knowledge.

	Amount and Nature of Common Stock Beneficial Ownership
Name of Beneficial Owner*	Common Stock (#)	Exercisable Stock Options (#)	Total (#)
Anant Bhalla	251,524	395,662	647,185
Axel André	458	14,636	15,094
Jeffrey D. Lorenzen	52,193	70,970	128,812
James L. Hamalainen (1)	11,295	114,635	125,930
Joyce A. Chapman	54,880	—	54,880
Michael E. Hayes	692	—	692
Robert L. Howe	84,979	—	84,979
William R. Kunkel	62,847	—	62,847
Brenda J. Cushing	19,522	—	19,622
Douglas T. Healy	9,772	—	9,772
Alan D. Matula	39,942	—	39,942
Gerard Neugent	104,907	—	104,907
David S. Mulcahy	125,061	—	125,061
All active directors and executive officers, including but not limited to those active individuals listed above, as a group	819,939	601,551	1,421,490
Phyllis Zanghi, NEO and former executive officer	966	51,796	52,762
(1) In addition, Mr. Hamalainen had beneficial ownership of 2,000 shares of our Series A Preferred Stock.
As of April 12, 2023, no director, director nominee, or executive officer beneficially owned 1% or more of the total outstanding shares of our common stock or series A preferred stock. All active directors and executive officers, including but not limited to those active individuals listed in this table, as a group beneficially owned 1.83% of our common stock outstanding as of April 12, 2023.

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Delinquent Section 16(a) Reports in 2022
Section 16(a) of the Exchange Act requires the Company’s Directors, certain officers of the Company, and beneficial owners of more than 10% of the Company’s Shares to file with the SEC initial reports of ownership and reports of changes in ownership of or pecuniary interest in Shares of our common stock and other equity securities. The Form 4 filed for Jeffrey D. Lorenzen on March 2, 2022 inadvertently excluded that 1,903 Shares were withheld to satisfy tax withholding. The Form 4 filed for Ronald J. Grensteiner on March 2, 2022 inadvertently excluded that 1,456 Shares were withheld to satisfy tax withholding.

Security Ownership of Certain Beneficial Owners, as Reported
The following persons have reported to the SEC beneficial ownership of more than five percent of our outstanding common stock.

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Class (5)
Dimensional Fund Advisors LP (1) 6300 Bee Cave Road Building One Austin, TX 78746	7,005,497	8.2%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	9,856,998	11.5%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	11,484,877	13.4%
Brookfield Reinsurance Ltd. (4) 73 Front Street, 5th Floor Hamilton, HM 12 Bermuda	15,886,163	18.54%
(1)This information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2023 by Dimensional Fund Advisors LP, which reported beneficial ownership as of December 30, 2022.
(2)This information is based solely on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, which reported beneficial ownership as of December 30, 2022.
(3)This information is based solely on a Schedule 13G/A filed with the SEC on January 26, 2023 by BlackRock, Inc., which reported beneficial ownership as of December 31, 2022.
(4)This information is based solely on a Schedule 13D/A filed with the SEC on January 13, 2023 by Brookfield Reinsurance Ltd., which reported beneficial ownership as of January 13, 2023.
(5)Percentage of class as reported in schedules described in footnotes (1) - (4).

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Equity Compensation Plan Information at December 31, 2022

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,283,201	$28.18	776,516
Total
Column (a) in the table above includes outstanding Performance RSUs (assuming target performance), Time RSUs, and stock options. For more information on Performance RSUs, see Note 13 to the Consolidated Financial Statements in our 2021 10-K. Column (b) is the weighted-average exercise price of stock options.
At year-end 2022, we had awards outstanding under the American Equity Investment Life Holding Company 2016 Employee Incentive Plan and the American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan. Our plans have formulae for increasing the number of Shares available for issuance where no Shares (or fewer than the number of Shares originally issuable) are settled for an award and in case of certain repurchases, stock dividends and distributions, recapitalization, spin-offs, and other extraordinary transactions.

Attending the Annual Shareholder Meeting in Person
Shareholders may attend the Annual Shareholder Meeting in person. If you or your proxy plan to attend the Annual Shareholder Meeting in person and your Share ownership is registered in your own name (i.e., you are a "record holder"), you may indicate your plans to do so when you submit your proxy in advance. We maintain a list of record holders entitled to be present and vote at the Annual Shareholder Meeting, which will be available for inspection by record holders at our principal executive offices beginning approximately two days after we provide notice of that meeting and at the Annual Shareholder Meeting. If you plan to attend the meeting, please bring proof of identity; feel free to also bring documentation of your ownership, e.g., printout of Computershare records, in case need arises.
If you plan to attend in person and you hold your Shares in "street name" through a bank, broker, or other record holder, including through our ESOP, contact the bank, broker or other record holder in whose name your Shares are registered to obtain a broker’s proxy card and bring it with you to the Annual Shareholder Meeting.
2024 Shareholder Meeting Information
Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures a shareholder must follow for a shareholder’s proposal to be included in a public company’s proxy materials. Any such proposal for the 2024 annual shareholder meeting must be received by us at American Equity Corporate Secretary, 6000 Westown Parkway, West Des Moines, Iowa 50266, by December 28, 2023. In addition, under our Amended and Restated Bylaws, a shareholder who desires to present a proposal or nomination of director from the floor of the 2023 annual shareholder meeting must submit the proposal or nomination of director to the Corporate Secretary at the address above. Any such proposal must be delivered (or mailed and received) between March 10, 2024 and April 9, 2024. Any such proposal must set forth as to each matter such shareholder proposes to bring before the 2024 annual shareholder meeting (i) a brief description of the business desired to be brought before the annual shareholder meeting and the reasons for conducting such business at the annual shareholder meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual shareholder meeting to

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bring such business before the meeting. The deadline for notice of solicitation of proxies in support of non-registrant director nominees and inclusion in any universal proxy card for our 2024 annual shareholder meeting is April 9, 2024, and such notice must information required by our Bylaws as well as Exchange Act Rules 14a-19(b)(2) and (3). Untimely or nonconforming notices may not qualify for consideration at such meeting.

Forward Looking Statements
The forward-looking statements in this proxy statement, such as believe, continue, execution, expect, future, goals, incentive, may might, objective, opportunity, optional, potential, plan, project, realize, strategy, will, and their derivative forms and similar words, as well as any projections of future results, are based on assumptions and expectations that involve risks and uncertainties, including the "Risk Factors" the company describes in its U.S. Securities and Exchange Commission filings. The Company's future results could differ, and it has no obligation to correct or update any of these statements.

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Appendix A
Non-GAAP and Other Financial Disclosures
In this proxy statement, we present certain measures of our performance not calculated in accordance with accounting principles generally accepted in the United States of American (GAAP). We believe that these non-GAAP financial measures enhance the understanding of American Equity and its performance by highlighting the results of operations and the underlying profitability drivers of the business. The non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this section.
Non-GAAP operating income available to common stockholders equals net income (loss) available to common stockholders adjusted to eliminate the impact of items that fluctuate from quarter to quarter in a manner unrelated to core operations, and we believe measures excluding their impact are useful in analyzing operating trends. The most significant adjustments to arrive at non-GAAP operating income available to common stockholders include:
•elimination of the impact of fair value accounting for our fixed index annuity business. The impact from these items are not economic in nature but rather impact the timing of reported results; and
•elimination of the impact of notable items which primarily relate to actuarial assumption updates. The impact of these items do not reflect the company's expected ongoing operations.
Reconciliation from Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income Available to Common Stockholders and Non-GAAP Operating Income Available to Common Stockholders, Excluding Notable Items

2022
Net income (loss) available to common stockholders	$1,177,269
Adjustments to arrive at non-GAAP operating income available to common stockholders: (a)
Net realized losses on financial assets, including credit losses	36,428
Change in fair value of derivatives and embedded derivatives	(1,080,356)
Net investment income	664
Other revenue	5,969
Income taxes	222,966
Non-GAAP operating income available to common stockholders	362,940
Impact of notable items	(26,572)
Non-GAAP operating income available to common stockholders, excluding index credits and notable items	$336,368

Per common share - assuming dilution:
Net income (loss) available to common stockholders	$12.86
Adjustments to arrive at non-GAAP operating income available to common stockholders:
Net realized losses on financial assets, including credit losses	0.40
Change in fair value of derivatives and embedded derivatives	(11.80)
Net investment income	0.01
Other revenue	0.06
Income taxes	2.44
Non-GAAP operating income available to common stockholders	3.97
Impact of notable items	(0.29)
Non-GAAP operating income available to common stockholders, excluding index credits and notable items	$3.68
(a)Adjustments to net income (loss) available to common stockholders to arrive at non-GAAP operating income available to common stockholders are presented net of related adjustments to amortization of deferred sales inducements (DSI) and deferred policy acquisition costs (DAC) and accretion of lifetime income benefit rider (LIBR) reserves where applicable.

A-1

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Total common stockholders’ equity and book value per common share excluding accumulated other comprehensive income (AOCI) and the net impact of fair value accounting for derivatives and embedded derivatives are non-GAAP financial measures which are based on common stockholders’ equity excluding the effect of AOCI and the net impact of fair value accounting for derivatives and embedded derivatives. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale securities and the net impact of fair value accounting for our fixed index annuity business is not economic in nature but rather impacts the timing of reported results, we believe these non-GAAP financial measures are useful in analyzing operating trends.

Reconciliation from Total Stockholders' Equity to Total Common Stockholders' Equity Excluding AOCI and the Net Impact of Fair Value Accounting For Derivatives and Embedded Derivatives

	12/31/2019	12/31/2022
Total stockholders' equity	$4,570,119	$3,169,223
Equity available to preferred stockholders	$(400,000)	$(700,000)
Total common stockholders' equity	$4,170,119	$2,469,223
Accumulated other comprehensive income	$(1,497,921)	$2,155,055
Total common stockholders' equity excluding AOCI	$2,672,198	$4,624,278
Net impact of fair value accounting for derivatives and embedded derivatives	$448,924	$(1,150,532)
Total common stockholders' equity excluding AOCI and the net impact of fair value accounting for derivatives and embedded derivatives	$3,121,122	$3,473,746

Common shares outstanding	$91,107,555	$84,810,255

Book value per common share	45.77	29.11
Book value per common share excluding AOCI	29.33	54.52
Book value per common share excluding AOCI and the net impact of fair value accounting for derivatives and embedded derivatives	34.26	40.96

Average book value per common share growth		(12.13)%
Average book value per common share growth excluding AOCI and the net impact of fair value accounting for derivatives and embedded derivatives		6.52%

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Appendix B
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
2023 EQUITY INCENTIVE PLAN
ARTICLE I PURPOSE
1.1 In an effort to maintain a position of leadership in the industry in which American Equity Investment Life Holding Company (the "Company") competes, it is necessary to promote financial interests of the Company and its Affiliates, including its growth, by attracting and retaining certain highly qualified employees and members of our board of directors possessing outstanding ability, motivating such individuals by means of equity incentives, providing incentive compensation opportunities competitive with those of major corporations and aligning the interests of such employees and directors with those of our shareholders. The American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan (the "Plan") is designed to assist the Company in attaining these objectives.
ARTICLE II DEFINITIONS
Unless the context requires otherwise, the following terms when used with initial capitalization have the following meanings:
2.1 "Affiliate" means a parent or subsidiary of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including any parent or subsidiary of the Company after adoption of the Plan.
2.2 "Alternative Award" has the meaning set forth in Section 10.1.
2.3 "Award Agreement" means a written agreement granting an Award executed by the Company and the Participant.
2.4 "Award" means any Option, SAR, RSA, or RSU convertible into or otherwise based on Common Stock granted under the Plan, including Director Awards and Employee Awards.
2.5 "Beneficial Owner" (or any variant thereof) means a "beneficial owner" as defined in Rule 13d-3 under the Exchange Act.
2.6 "Board" means the Board of Directors of the Company.
2.7 "Change in Control" means the occurrence of any of the following:
(1) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (3) below;
(2) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

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(3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary thereof with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or
(4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.
For each Award that constitutes deferred compensation under Section 409A, to the extent required to avoid additional income or other tax under Section 409A, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award, only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A. A Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
2.8 "Change in Control Price" means the highest price per share of Shares offered and accepted in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the common stock on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs.
2.9 "Code" means the Internal Revenue Code of 1986, as from time to time amended, including any related regulations.
2.10 "Committee" means the Compensation Committee of the Board of Directors of the Company, comprised, to the extent deemed necessary or appropriate by the Board to administer performance-based compensation, solely of two or more Directors meeting the requirements of the New York Stock Exchange and qualifying as "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act.
2.11 "Common Stock" or "Stock" means the common stock, par value $1.00 per share of the Company.
2.12 "Company" means American Equity Investment Life Holding Company.
2.13 "Competitive Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Employee Participant either during or after employment with the Company or (iii) any attempt directly or indirectly to induce any employee or agent of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

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2.14 "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option and payment of the exercise price in accordance with the terms of Article VI hereof.
2.15 "Date of Grant" means the date on which an Award is granted under the Plan.
2.16 "Designated Beneficiary" means the beneficiary as designated in writing by a Participant.
2.17 "Detrimental Activity" includes: (i) the commission of an act of fraud, embezzlement or dishonesty in the course of employment that results in material loss, damage or injury to the Company or any Affiliate; (ii) material non-compliance with generally accepted financial standards or reporting requirements that results in the Company’s restatement of its earnings, financial results or financial statements; (iii) the conviction of, guilty plea to, or plea of “no contest” to a criminal act, whether or not in the course of employment or in the workplace, that constitutes a felony or other serious crime involving moral turpitude, dishonesty or fraud; or (iv) the violation of a non-compete, non-solicitation or confidentiality agreement with the Company that causes material financial impact or significant reputational harm, or material violation of any Company Code of Conduct.
2.18 "Director" means a member of the Board of Directors of the Company or any Affiliate.
2.19 "Director Award" means an Award granted to a Director Participant.
2.20 "Director Participant" means a Non-Employee Director who is also a Participant.
2.21 "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.
2.22 "Employee" means any employee of the Company or an Affiliate.
2.23 "Employee Award" means an Award granted to an Employee Participant.
2.24 "Employee Participant" means an Employee who is also a Participant, including any Participants who are both Employees and Directors.
2.25 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.
2.26 "Expiration Date" means the latest date on which an Award requiring exercise may be exercised pursuant to the Award Agreement.
2.27 "Fair Market Value" means, (i) with respect to Stock, (a) for so long as such Stock is readily tradable on an established securities market (within the meaning of Section 409A), the closing price on the day of the grant or measurement or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date, and (b) otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A); and, (ii) with respect to any other property, the fair market value of such property as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose from time to time.

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2.28 "For Cause" includes: (i) the willful and continued failure by an Employee Participant to perform substantially the Employee Participant’s duties with the Company (other than any such failure resulting from the Employee Participant’s incapacity due to physical or mental illness) for a period of thirty (30) days after a written demand for substantial performance is delivered to the Employee Participant that specifically identifies the manner in which the Employee Participant has not substantially performed his or her duties; (ii) the commission of an act of fraud, embezzlement or dishonesty in the course of employment that results in material loss, damage or injury to the Company or any Affiliate; (iii) material non-compliance with generally accepted financial standards or reporting requirements that results in the Company’s restatement of its earnings, financial results or financial statements; (iv) the conviction of, guilty plea to, or plea of “no contest” to a criminal act, whether or not in the course of employment or in the workplace, that constitutes a felony or other serious crime involving moral turpitude, dishonesty or fraud; (v) the violation of a non-compete, non-solicitation or confidentiality agreement with the Company, that causes material financial impact or significant reputational harm, or the material violation of any Company Code of Conduct; or (vi) the willful failure to cooperate with the Company or any Affiliate in any investigation or formal proceeding or being found liable in a Securities and Exchange Commission enforcement action. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee Participant in good faith and in the best interests of the Company.
2.29 "Incentive Stock Option" or "ISO" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Award Agreement granting the Option.
2.30 "Non-Employee Director" means a Director who is not an Employee.
2.31 "Non-qualified Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.
2.32 "Option" means an option to purchase Shares for a specified period of time at a specified price.
2.33 "Option Period" means the period during which an Option may be exercised.
2.34 "Option Price" means the price per Share at which an Option may be exercised, provided, however, that the Option Price shall not be less than the Fair Market Value of a Share as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Optionee who is a Ten-percent Shareholder, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant. The Option Price of any Option shall be subject to adjustment to the extent provided in Section 10.1 and Section 10.4 hereof.
2.35 "Optionee" means a Participant to whom an Option has been granted.
2.36 "Participant" means a person selected by the Committee to receive an Award under the Plan, including Employee Participants and Director Participants.

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2.37 "Performance Objectives" means one or more measures of performance, which may be related to invested assets, total assets, gross or net production, commissions, gross or net sales, revenues, operating income before income taxes, operating income, income before income taxes, net income, operating income or net income per share (basic or diluted), return ratios (including return on assets or net assets, return on average equity, return on investment, return on capital and return on sales), cash flows (including but not limited to operating cash flows, investing cash flows or financing cash flows), market share, cost or expense reduction goals, margins (including one or more of gross, operating and net income margins), one or more operating ratios, borrowing levels, debt or leverage ratios, cost of capital, credit ratings, stock price, total return to shareholders, total shareholders' equity, book value or book value per share, economic value added, working capital and productivity improvements, acquisitions or divestitures (in whole or in part), joint ventures and strategic alliances, spin-offs or split-ups and the like, reorganizations or recapitalizations, restructurings, financings (issuance of equity or debt), refinancings, regulatory achievements and implementation or completion of critical projects including business expansions, product diversification and new or expanded market penetration or any other measures as may be determined by the Committee. Performance Objectives may be described in terms of Company (consolidated), Affiliate or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria.
2.38 "Performance Period" means the time period during which the Performance Objectives must be met with respect to an Award.
2.39 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14 (d) thereof, except that such term shall not include: (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock.
2.40 "Plan" means the American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan, as may be amended from time to time.
2.41 "Restricted Period" has the meaning set forth in Section 8.2.
2.42 "Restricted Stock" means an Award of Shares made under Section 8.2.
2.43 "Restricted Stock Award" or "RSA" has the meaning set forth in Section 8.2.
2.44 "Restricted Stock Unit" or "RSU" has the meaning set forth in Section 8.1.
2.45 "Retirement" as to any Employee Participant shall mean such person's Termination after reaching age 55 with at least ten (10) years of service with the Company or its Affiliates, but not including pursuant to any Termination For Cause or pursuant to any Termination for insufficient performance, as determined by the Company. For the avoidance of doubt, this Retirement definition, and any corresponding provision relating to Retirement in the Plan or any Award Agreement, shall not apply to Director Participants.
2.46 "Section 409A" means Section 409A of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.
2.47 "Section 422" means Section 422 of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.
2.48 "Share" means a share of Common Stock.
2.49 "Stock Appreciation Right" or "SAR" has the meaning set forth in Section 7.1.
2.50 "Ten-percent Shareholder" means, in accordance with the rules of Section 424(d) of the Code, a person owning stock with more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate.

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2.51 "Termination" means the cessation of a Participant's employment and service with the Company and its Affiliates.
ARTICLE III ADMINISTRATION
3.1 The Committee shall administer the Plan and shall have plenary authority and discretion, subject to the provisions of the Plan, to select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, determine eligibility for and grant Awards, determine, modify or waive the terms and conditions of any Award, prescribe forms, rules and procedures and otherwise do all things necessary to carry out the purposes of the Plan. In making these determinations, the Committee may take into account the nature of the services rendered by the Participants, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. The determinations of the Committee on the matters referred to in this Article III shall be binding and final.
3.2 Notwithstanding anything else, transactions under this Plan, to the extent they would otherwise be subject to Section 16 of the Exchange Act, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
3.3 The Committee may delegate to one or more officers of the Company the authority to select Employee Participants to receive Awards under the Plan and to grant such Employee Participants one or more Awards on such terms and conditions, not inconsistent with the terms of the Plan, as such officer or officers shall determine, provided that no such Award shall be made to any individual who in respect of the Company is an officer within the meaning of Rule 16a-1 promulgated under the Exchange Act, be made in respect of Shares exceeding in number any limit as may be specified by the Committee from time to time for such purpose, or be inconsistent with any other limitations on such delegation as may be specified by the Committee from time to time. When and to the extent exercising the authority described in the preceding sentence, such officer or officers shall be deemed for purposes of the Plan (including without limitation Article XIII) to be acting as the Committee under the Plan.
ARTICLE IV ELIGIBILITY
4.1 Participants will be selected by the Committee and shall include individuals who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the creation of value for the Company and its shareholders. Designation as a Participant will apply only for the year or Award for which the designation is made and may include a partial year.
ARTICLE V STOCK SUBJECT TO THE PLAN
5.1 Number of Shares Reserved. Subject to adjustment as provided in Section 10.4 hereof, the maximum number of Shares that may be delivered under or in satisfaction of Awards under the Plan is three million (3,000,000). The maximum number of Shares that may be delivered under or in satisfaction of Incentive Stock Options is 3,000,000 Shares.
5.2 Unvested Awards Available for Grant. If an Award expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Award shall become available for the grant of additional Awards.

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5.3 Reversion to the Plan. For the avoidance of doubt, if an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's purchase price, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for issuance under the Plan. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or other property (other than Shares) and shall be treated as forfeited and shall again be available for issuance under the Plan. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan shall be reduced as provided in Section 7. Shares withheld from an Award in satisfaction of withholding taxes as described in Section 9.8 or in payment of the exercise price of any Award requiring exercise shall not again be available for issuance under the Plan. Any Shares that are repurchased by the Company using the proceeds received by the Company from the exercise of any Option or SAR or from the payment of any purchase price with respect to any other Award shall not be added to the aggregate number of Shares available for Awards under the Plan.
5.4 Certain Other Company Awards. Common Stock issued under awards granted by another company ("other company awards") and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the Shares available for Awards under the Plan; provided, that the maximum number of Shares that may be issued pursuant to Incentive Stock Options (as defined below) shall be determined in a manner consistent with Section 422 and the rules thereunder.
5.5 Limit on Individual Grants. the following limits on individual Awards shall apply: (i) the maximum number of Shares subject to Options granted to any Employee Participant, and that may be granted as SARs, RSUs and RSAs pursuant to Sections 7 or 8 to any Employee Participant, shall not exceed an aggregate of 400,000 in any calendar year and (ii) the maximum number of Shares subject to Non-qualified Stock Options granted to any Director Participant, and that may be granted as SARs, RSUs and RSAs pursuant to Sections 7 or 8 to any Director Participant, shall not exceed an aggregate of 25,000 in any calendar year, subject in each case to adjustment under Section 10.4.
ARTICLE VI STOCK OPTIONS
6.1 Designation of Options as Incentive or Non-qualified. Options granted under the Plan shall be either Incentive Stock Options ("ISOs") or Non-qualified Stock Options ("NQSOs"), as designated by the Committee. All Participants are eligible to receive NQSOs. Only Employee Participants are eligible to receive ISOs. Each Option granted under the Plan shall be clearly identified either as an ISO or a NQSO and shall be evidenced by an Award Agreement that specifies the terms and conditions of the grant. In the event the Committee shall fail to identify any Option granted as an ISO or NQSO, such Option shall be a NQSO. Options granted shall be subject to the terms and conditions set forth in this Article VI and such other terms and conditions not inconsistent with this Plan as the Committee may specify. All ISOs shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations. The Committee shall determine the number of Shares subject to each Option and the exercise price therefore, which shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. An ISO granted to an employee described in Section 422(b) of the Code must have an exercise price that is not less than 110% of such fair market value.
6.2 Option Period. The Option Period for Options granted shall be determined by the Committee, subject to such terms and conditions as the Committee may specify in the Award Agreement or thereafter; provided, however, that (a) an Option shall not be exercisable after ten years (five years in the case of an ISO granted to a Ten-Percent Shareholder) from its Date of Grant; and (b) in the case of the Termination of an Optionee, or the death or Disability of an Optionee, the Option Period shall be as set forth in Section 9.6 below. Notwithstanding anything contained herein to the contrary, an ISO may not be exercised after the period provided in Treas. Reg. Section 1.422-2(a) (2)(iii) and Treas. Reg. Section 1.422-2(d).

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6.3 Notice of Exercise. An Option may, subject to the terms of the applicable Award Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 6.4 hereof.
6.4 Payment of Exercise Price. Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Committee, in its sole discretion, may provide in an Award Agreement that part or all of such payment may be made by the Optionee in one or more of the following manners:
(1) By delivery (including constructive delivery) to the Company of Shares (including the surrender of Shares held by the Participant or those that would otherwise be issued upon exercise of the Option) valued at Fair Market Value on Date of Exercise; or
(2) By delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company.
6.5 Minimum Exercise. no Option may be exercised for fewer than one hundred (100) Shares.
6.6 Vesting Period. Each Award evidencing the grant of any Options shall set forth a specified vesting schedule established by the Committee.
6.7 Acceleration of Vesting. If an Option contains a vesting schedule or has not become fully exercisable as of the date of the Optionee's death or Disability, such vesting schedule will automatically be accelerated, and/or any other restrictions to exercise may be removed upon the death or Disability of the Optionee.
ARTICLE VII STOCK APPRECIATION RIGHTS
7.1 Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of Shares over the base value of the rights ("SARs"). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards, or other property, and may define the manner of determining the excess in value of the Shares. The Committee shall fix the base value of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant.
7.2 Terms and Conditions. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of an SAR, the Committee may impose such restrictions or conditions to the vesting of such SAR as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Objectives. The Expiration Date of each SAR shall be ten (10) years from the Date of Grant thereof, or at such earlier time as the Committee shall state in the Award Agreement.
7.3 No Net Share Counting. SARs to be settled in Shares shall be counted in full against the number of Shares available for award under the Plan under Section 5.1 regardless of the number of Shares issued upon settlement of the SAR.

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ARTICLE VIII RESTRICTED STOCK UNITS AND RESTRICTED STOCK AWARDS
8.1 Restricted Stock Units. The Committee may grant Awards consisting of units representing Shares ("RSUs"). Each RSU shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more Shares or, if specified in the Award Agreement, cash equal to the Fair Market Value of the Award, in any case subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding RSUs shall be treated as a shareholder with respect to the Shares subject to the Award unless and until such Shares are actually delivered under the Award Agreement. RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered. The Committee may make Awards of RSUs that are subject to restrictions or forfeiture on such terms and conditions as the Committee may determine from time to time.
8.2 Restricted Stock Awards. The Committee may grant Awards of Shares subject to forfeiture ("RSAs") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the Shares may be forfeited to the Company and the other terms and conditions of such Awards. RSAs may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. RSAs shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of RSAs shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such Shares, along with any certificates, to the Participant or if the Participant has died, to the Participant's Designated Beneficiary. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
8.3 Terms and Conditions. At the time of the grant of RSUs or RSAs, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award. At the time of the grant of RSUs or RSAs the Committee may impose such restrictions or conditions to the vesting of such Shares as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Objectives. To the extent that a grant of Awards is to vest based solely upon the continued employment or Director service of the Participant, such Award shall vest pursuant to a schedule as the Committee may determine.
ARTICLE IX GENERAL PROVISIONS APPLICABLE TO AWARDS
9.1 Documentation and Legal Conditions on Delivery of Stock. Each Award shall be evidenced by a written document delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until: (i) the Company's counsel has approved all legal matters in connection with the issuance and delivery of such Shares; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, or if the Company determines that the registration statement covering the sale of Stock is not available, the Company may defer the sale until such time as it determines that the registration statement is available and may delay the applicability of any provisions of the Award during any period of unavailability. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

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9.2 Application of Code Section 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Committee's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A. Each amount to be paid or benefit to be provided to a Participant pursuant to the Plan which constitutes deferred compensation subject to Section 409A shall be construed as a separate identified payment for purposes of Section 409A. To the extent that any Award is payable upon a "separation from service" and such payment would otherwise result in the imposition of any individual tax and penalty interest charges imposed under Section 409A, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such "separation from service" (or death, if earlier) to the extent necessary to avoid such taxes or charges. In the event a Participant is prohibited from executing market trades by reason of the application of the federal securities laws or for any other reason determined by the Committee, the Committee may extend the exercise period of an Award to the extent permitted by Section 409A.
9.3 Committee Discretion. Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise expressly provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or any time thereafter.
9.4 Dividends and Cash Settlement. In the discretion of the Committee, any Award under the Plan may provide the Participant with dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest; provided, however, that any such dividends or dividend equivalents shall only become payable if (and to the extent) that such Award vests. Notwithstanding anything to the contrary herein, unless otherwise determined by the Committee, Awards may be settled in cash rather than Shares.
9.5 Employee Leaves of Absence. Awards held by an Employee Participant on an approved leave of absence shall continue to vest in accordance with their terms during the leave of absence as if the Employee Participant was an active Employee unless otherwise agreed to in writing between the Company and the Employee Participant or otherwise set forth in the Award Agreement; provided, however, in the event of an ISO, such leave of absence shall not exceed ninety (90) days unless reemployment is guaranteed by law or contract.
9.6 Termination of Employment or Director Service. unless the Committee expressly provides otherwise, the following rules shall apply in connection with the Participant's Termination. immediately upon a Participant's Termination, an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:
(1) Disability or Death of Participant. If a Participant's Termination is due to the Participant's death or Disability, such Participant's Awards, including any Awards the vesting of which have been accelerated pursuant to Section 6.7 herein, shall expire unless exercised by the earlier of (i) expiration of the term of the Award and (ii) the date that is one (1) year after the effective date of such Termination. In the event of the death of a Participant, such Participant's Awards may be exercised by the Participant's designated beneficiary. Nothing contained herein shall be construed to extend the ultimate term of the Award beyond the period of time as set out above;
(2) Other Termination. Upon a Participant's Termination other than due to (i) the Participant's death or Disability or (ii) termination of an Employee Participant's employment by the Company or the relevant Affiliate For Cause, such Participant's rights with respect to any Awards shall be limited to Shares purchasable by such Participant as of the date of such Termination, and such Award shall expire on the earlier of (x) expiration of the term of the Award and (y) sixty (60) days after the date of such Termination. Nothing contained herein shall be construed to extend the ultimate term of the Award beyond the period of time as set out above;
(3) All Options and SARs held by an Employee Participant or an Employee Participant's permitted transferees, if any, immediately prior to the cessation of the Employee Participant's employment For Cause (including any portion of the Award that is then exercisable) shall terminate at the commencement of business on the date of such Termination;

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(4) All RSUs and RSAs, in each case held by (i) an Employee Participant immediately prior to the Employee Participant's Retirement or (ii) a Participant immediately prior to the Participant's death or Termination as a result of Disability, to the extent not previously vested, shall vest and become non-forfeitable; provided, however, that the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A; and
(5) All RSUs and RSAs held by a Participant or a Participant's permitted transferees, if any, immediately prior to a Termination of a Participant other than due to (i) the Participant's death or Disability, (ii) an Employee Participant's Retirement or (iii) termination of an Employee Participant's employment by the Company or the relevant Affiliate For Cause, shall terminate at the close of business on the effective date of such Termination. Unless the Committee expressly provides otherwise, an Employee Participant's employment with the Company and its Affiliates will be deemed to have ceased upon termination of the Employee Participant's employment with the Company and its Affiliates (whether or not the Employee Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates); provided that any payments to be made or benefits to be provided upon a termination of employment under the Plan or any Award Agreement may be made only upon a "separation from service" under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on any Employee Participant pursuant to Section 409A of the Code. Moreover, unless the Committee expressly provides otherwise, a Director Participant's service with the Company and its Affiliates will be deemed to have ceased upon termination of the Director Participant's Director service with the Company and its Affiliates (whether or not the Director Participant continues in the service of the Company or its Affiliates in some capacity other than that of a Director of the Company or its Affiliates); provided that any payments to be made or benefits to be provided upon a termination of service under the Plan or any Award Agreement may be made only upon a "separation from service" under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on any Director Participant pursuant to Section 409A of the Code.
9.7 Transferability. No Award may be transferred other than by will or the laws of descent and distribution and may be exercised during the life of a Participant only by the Participant, except that, as to Options other than ISOs, the Committee may in its sole discretion permit certain transfers to the Participant's family members, to certain entities controlled by the Participant or his or her family members or to a trust or similar vehicle for the benefit of the Participant's family members.
9.8 Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld with respect to an Award under the Plan no later than the date of the event creating tax liability (as determined without regard to any potential application of Section 83(c)(3) of the Code). The Company and its Affiliates may, to the extent permitted by law, deduct any such tax or social insurance obligations from any payment of any kind due the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax or social insurance obligations required by law to be withheld in respect of Awards, or, if applicable, such other withholding amount (a "Greater Amount") as mutually agreed upon by the Company and the Participant, up to the sum of all applicable statutory maximum rates (provided, in the case of a Participant who is an "officer" of the Company as defined in Rule 16a-1(f) promulgated pursuant to the Exchange Act (or any successor rule), that such other amount is approved in advance by the Committee or the Board), may be paid in whole or in part in Shares, including Shares retained by the Company from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery. In particular, but not in limitation of the foregoing, with respect to Awards of RSUs and RSAs, if applicable, the Company shall withhold from the payment of an Award and shall retain that number of Shares the Fair Market Value of which is equal to the amount of tax required to be withheld and paid, or any applicable Greater Amount, on the date of retention or delivery.

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9.9 Option or SAR Repricing. Without the affirmative vote of holders of a majority of the Shares in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding Shares is present or represented by proxy, neither the Board nor the Committee shall approve either (a) the cancellation of outstanding Options or SARs in exchange for cash, other property or Awards or the grant in substitution therefore of new Options or SARs having a lower exercise prior or base value, as the case may be, or (b) the amendment of outstanding Options or SARs to reduce the exercise price or base value, as the case may be, thereof. This paragraph shall not be construed to apply to: (i) "issuing or assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code; or (ii) adjustments made pursuant to Section 10.1 or Section 10.4.
9.10 Amendment of Award. Except as otherwise expressly provided in the Plan, and subject to the provisions contained in this Section 9.10, the Committee may amend, modify or terminate any outstanding Award, including substituting therefore another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to an NQSO; provided, however, that if shareholder approval is required by law or the rules of the applicable exchange on which common stock of the Company is then publicly traded, such amendment shall not become effective until such shareholder approval is obtained. Any such action shall require the Participant's consent unless the Committee determines that the action would not materially and adversely affect the Participant.
9.11 Cancellation and Rescission of Awards. unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, withhold or otherwise limit or restrict any unexpired or unpaid Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or, in the case of Employee Participants, if the Employee Participant engages in any Detrimental Activity.
9.12 Minimum Vesting. an Award granted under the Plan after the effective date of the Plan as defined in Section 11.1 shall not vest prior to the first anniversary of the Date of Grant of the Award. Notwithstanding the foregoing, the Committee may grant Awards that vest within one year following the Date of Grant (a) due to an Employee Participant's Retirement, death, Disability, leave of absence, Termination, or upon the sale or other disposition of the Employee Participant's employer or any other similar event, as determined by the Committee, (b) due to a Director Participant's death or Disability, (c) as otherwise provided in Section 10.1 or (d) of an Award described in Section 5.4. in addition, up to 5% of the Shares authorized for issuance under the Plan pursuant to Section 5.1 (as adjusted in accordance with Section 10.4) may be granted as Awards that provide for vesting within one year following the Date of Grant.
9.13 Post-Vesting/Delivery Holding Period. A Participant, or a Participant's permitted transferees, if any, shall, unless otherwise determined by the Committee, hold all Shares acquired pursuant to an Award granted under the Plan until the earliest to occur of: (a) twelve (12) months following (i) the date Shares are delivered in respect of an RSU, (ii) the date on which the Restricted Period applicable to an RSA lapses; or (iii) the vesting date in respect of any Option or SAR; (b) such Participant's termination of employment or (c) such Participant's satisfaction of any applicable share ownership guidelines of the Company. This holding period shall not apply to Shares sold or tendered by a Participant or withheld by the Company to pay any applicable Option Price or to settle tax liabilities related to such Awards.
ARTICLE X EFFECT OF CERTAIN TRANSACTIONS
10.1 Alternative Awards to Employee Participants. Unless otherwise provided in the applicable Award Agreement, and notwithstanding Section 10.2 below, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an Employee Award, cash settlement or other payment shall occur with respect to any Employee Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that the Employee Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an "Alternative Award") by any successor as described in Section 10.5 herein; provided that any additional terms and conditions under the applicable Award Agreement under which the Employee Award was originally granted are met, and provided further that any such Alternative Award must:

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(1) Be based on stock that is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;
(2) Provide such Employee Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Employee Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and
(3) Have substantially equivalent economic value to such Employee Award (determined at the time of the Change in Control).
10.2 Accelerated Vesting and Payment of Employee Awards. If for any reason outstanding Employee Awards are not honored, assumed or substituted in accordance with Section 10.1, unless otherwise provided in the applicable Award Agreement or specifically prohibited under law or by the rules and regulations of a national security exchange, such outstanding Employee Awards will be subject to the following rules in each case effective immediately prior to such Change in Control but conditioned upon completion of such Change in Control, with any corresponding payments made as soon as reasonably practicable after the Change in Control, but no later than within thirty (30) days following the date of the Change in Control:
(1) Such outstanding Options and SARs shall become fully vested and exercisable;
(2) Any Restricted Period and other restrictions and vesting conditions imposed on such outstanding Restricted Stock Awards or Restricted Stock Units shall lapse, and such outstanding Restricted Stock Units shall become immediately vested and payable, with the manner of payment to be made in cash or Shares at the Committee's discretion, provided, however, that if any such payment is to be made in Shares, the Committee, may in its reasonable discretion, provide such holders the consideration provided to other similarly-situated shareholders in such Change in Control.
(3) All such outstanding Employee Awards that are subject to Performance Objectives and for which the Performance Period has been completed as of the date of the Change in Control but have not yet been paid will vest and be paid in cash and/or Shares at such time at the Committee's discretion, with all Performance Objectives to be deemed achieved at actual performance and all other vesting criteria satisfied. Unless otherwise provided in the applicable Award Agreement, all such outstanding Employee Awards that are subject to Performance Objectives for which the Performance Period has not been completed as of the date of the Change in Control will, with respect to each Performance Objective or other vesting criteria, be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, and vest and be paid out for the entire Performance Period (and not pro rata), with the manner of payment to be made in cash or Shares at the Committee's discretion, provided, however, that if any such payment is to be made in Shares, the Committee, may in its reasonable discretion, provide such holders the consideration provided to other similarly-situated shareholders in such Change in Control.
(4) The Committee shall have the ability to unilaterally determine that all outstanding Employee Awards that are not honored, assumed or substituted in accordance with Section 10.1 are canceled upon a Change in Control, and the value of such Employee Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control; provided, however, that no such payment shall be made on account of an Option or SAR using a value higher than the Fair Market Value on the date of settlement. In the event the Change in Control Price is less than or equal to the Option Price of an Option or the base value of a SAR, such Option or SAR may be canceled without payment.
10.3 Accelerated Vesting and Payment of Director Awards. In the event of a Change in Control:
(1) Unless otherwise set forth in an Award Agreement, each Director Award that is outstanding immediately prior to such Change in Control shall, effective immediately prior to such Change in Control but conditioned upon completion of such Change in Control, become fully vested and, if applicable, exercisable and the restrictions, payment conditions and forfeiture conditions applicable to any such Award granted shall lapse.

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(2) The Committee shall have the ability to unilaterally determine that all outstanding Director Awards are canceled upon a Change in Control, and the value of such Director Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control; provided, however, that no such payment shall be made on account of an Option or SAR using a value higher than the Fair Market Value on the date of settlement. In the event the Change in Control Price is less than or equal to the Option Price of an Option or the base value of a SAR, such Option or SAR may be canceled without payment.
10.4 Changes In, Distributions With Respect To and Redemptions of Stock.
(1) In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or other combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, the following shall be equitably adjusted (a) the number of Shares that may be delivered as per Article V, (b) the number and kind of Shares or securities subject to Awards then outstanding or subsequently granted, (c) exercise prices or base values, as the case may be, relating to outstanding Awards, and (d) any other provision of Awards affected by such change shall be adjusted by the Company to the extent the Committee shall determine, in good faith, that such adjustment is appropriate.
(2) The Committee shall also make equitable or proportionate adjustments of the type described in Section 10.4.(1) above to take into account distributions to shareholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transaction involving Stock, or any other event, if the Committee determines that the adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value and equity of Awards made hereunder, having due regard for: (i) the qualification of ISOs under Section 422; and (ii) the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A, where applicable.
(3) References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10.4 or Section 10.1.
10.5 Successors. Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate (a "Successor"), respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.
ARTICLE XI EFFECTIVE DATE
11.1 The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board; provided, that the effective date of any such adoption requiring shareholder approval shall be the date it is approved by the shareholders of the Company within 12 months after such adoption by the Board. Awards (other than RSAs) may be granted prior to shareholder approval of the Plan, and the date of shareholder approval shall be the Date of Grant for all purposes; provided, that (a) each such Award shall be subject to shareholder approval of the Plan, (b) no such Award may be exercised prior to such shareholder approval, and (c) any such Award shall be void ab initio if such shareholder approval is not obtained.
ARTICLE XII TERM OF THE PLAN
12.1 Unless sooner terminated by the Board pursuant to Section 14.6, the Plan shall expire on May 31, 2033, and no Awards may be granted after such date. Expiration of the Plan shall not affect the validity of any Award outstanding on the expiration date.

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ARTICLE XIII INDEMNIFICATION
13.1 In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the Directors shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such Directors acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company; provided, however, that the Director gives the Company an opportunity, at its own expense, to handle and defend the same before such Director undertakes to handle and defend it on the Director's own behalf. For the avoidance of doubt, the foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE XIV GENERAL PROVISIONS
14.1 No Other Rights Conferred. The establishment of the Plan shall not confer upon any Employee or Director any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.
14.2 No Right to Employment. The Plan does not constitute inducement or consideration for the employment of service of any Employee. Participation in the Plan shall not give an Employee any right to be retained in the service of the Company or any Affiliate.
14.3 No Limitation on Other Stock Option, Etc. Neither the adoption of this Plan nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of shareholder approval upon the same.
14.4 Plan Interest Not Subject to Creditor Claims. The interests of any Participant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Award Agreement.
14.5 No Rights as a Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any Shares to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom an RSA is awarded shall be considered a shareholder of the Company at the time of the Award except as otherwise expressly provided in the Plan or the applicable Award Agreement.
14.6 Amendment of the Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such shareholder approval as the Committee determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan in order to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided herein, no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no amendment will, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required in order for the Plan to qualify or to continue to qualify under Section 422. In addition, the Committee may not amend the Plan to remove the requirement for shareholder approval of any form of Option or SAR repricing as specified in Section 9.9 herein.
14.7 Governing Law. The Plan shall be governed, construed and administered in accordance with the laws of the State of Iowa and it is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

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14.8 Representations Regarding Investment Intent; Restrictive Legends. The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Award Agreement or to comply with the Iowa Business Corporation Law.
14.9 Regulatory Approvals. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of records of such Shares, without obtaining, to the complete satisfaction of the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.
14.10 Forfeiture Events; Clawback. In addition to any forfeiture provisions otherwise applicable to an Award, an Employee Participant's right to any payment or benefits with respect to an Employee Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment (a) in accordance with any clawback, recoupment or similar policy of the Company as in effect from time to time or (b) as required by applicable law.

At American Equity Investment Life Holding Company, our policyholders work with over 40,000 independent agents and advisors affiliated with independent marketing organizations (IMOs), banks and broker-dealers through our wholly-owned operating subsidiaries. Advisors and agents choose one of our leading annuity products best suited for their client's personal needs to create financial dignity in retirement. To deliver on its promises to policyholders, American Equity has re-framed its investments focus – building a stronger emphasis on insurance liability driven asset allocation and specializing in alternate, private asset management while partnering with world renowned, public fixed income asset managers. American Equity is headquartered in West Des Moines, Iowa with additional offices in Charlotte, NC, and New York, NY. For more information, please visit www.american-equity.com.

AEL™

American Equity Investment Life Holding Company®

6000 Westown Parkway
West Des Moines, Iowa 50266
515-221-0002 | 888-221-1234
www.american-equity.com

AEL-AR-22

©2023 American Equity Investment Life Holding Company®. All Rights Reserved.

Proxy — American Equity Investment Life Holding Company

Proxy Solicited by Board of Directors for Annual Meeting - June 8, 2023

Anant Bhalla, David S. Mulcahy and Mark A. Schuman, or any two of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American Equity Investment Life Holding Company to be held on June 8, 2023 or at any postponement or adjournment thereof.

This proxy when properly executed will be voted in the manner you direct on the reverse side. If you sign this proxy but provide no directions as to how to vote your shares for one or more of the proposals, then we will cast your votes under this proxy FOR all of the nominees listed in Proposal 1; FOR Proposals 2, 3, and 5; and for ONE year frequency of future advisory votes on named executive officer compensation on Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

The Proxy Statement, 2022 Annual Report (Form 10-K), and CEO Letter are available at: http://viewproxy.com/americanequity/2023

Annual Meeting Proxy Card

Using a **black ink** pen, mark your votes with an X as shown in ☒ this example. Please do not write outside the designated areas.

Proposals — The Board recommends a vote FOR all nominees listed in Proposal 1; FOR Proposals 2, 3, and 5; and for ONE year frequency of future advisory votes on named executive officer compensation on Proposal 4.

1. Election of Directors:

	FOR	WITHHOLD
01 - Joyce A. Chapman	☐	☐
02 - Michael E. Hayes	☐	☐
03 - Robert L. Howe	☐	☐
04 - William R. Kunkel	☐	☐

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **1 YEAR** ☐ **2 YEARS** ☐ **3 YEARS** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Note: also includes authorization to transact such other business as may properly come before the meeting.

I plan on attending the meeting ☐

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

CONTROL NUMBER

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Date: ____________________

____
Signature

____
Signature (if held jointly)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

SCAN TO
VIEW MATERIALS & VOTE ▷

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

Internet voting is available through 1:00 A.M. Central Daylight Time on June 8, 2023.

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/AEL

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.